UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

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June 25, 2012

Dear Fellow Stockholder,

You are cordially invited to attend our annual meeting of stockholders at 9 a.m., Pacific time, on July 26, 2012, at the executive offices of CoreLogic, Inc., located at 4 First American Way, Santa Ana, California 92707.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. We are also including a copy of our Annual Report for the fiscal year ended December 31, 2011. A map and directions to our executive offices can be found on the inside back cover of the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on attending the annual meeting on July 26, 2012, we hope you will vote as soon as possible.

Thank you very much for your continued interest in CoreLogic, Inc.

D. Van Skilling	Anand K. Nallathambi

Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on July 26, 2012

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (the “Company”), will be held at 9 a.m., Pacific time, on July 26, 2012, at the executive offices of CoreLogic, Inc., located at 4 First American Way, Santa Ana, California 92707, for the following purposes:

1.	To elect the ten persons named in the accompanying proxy statement to serve on the Company’s board of directors until the next annual meeting or until their successors are duly elected and qualified;

2.	To approve the CoreLogic, Inc. 2012 Employee Stock Purchase Plan;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on June 19, 2012, are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.

The proxy statement and CoreLogic’s Annual Report for the fiscal year ended December 31, 2011 are available electronically at https://materials.proxyvote.com/21871D.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (877) 456-3510

Banks & Brokers May Call Collect: (212) 750-5833

We hope you will be able to attend the annual meeting. However, even if you plan to attend the meeting, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. You may still vote in person at the annual meeting even if you have previously voted by proxy. For specific instructions, please refer to the questions and answers commencing on page 2 of the proxy statement and the instructions on the proxy card.

Stergios Theologides

Senior Vice President, General Counsel

and Secretary

Santa Ana, California

June 25, 2012

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

CoreLogic, Inc.’s Notice of Annual Meeting and Proxy Statement,

Annual Report and other proxy materials are available at

https://materials.proxyvote.com/21871D

The board of directors (the “Board” or the “Board of Directors”) of CoreLogic, Inc., a Delaware corporation (“CoreLogic,” the “Company,” “we,” or “us”) is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders to be held on July 26, 2012, at 9:00 a.m., Pacific time. The meeting will be held at the executive offices of CoreLogic, Inc., located at 4 First American Way, Santa Ana, California 92707. We have included a map and directions to our executive offices on the inside back cover of the proxy statement for your convenience.

We are mailing this proxy statement and the enclosed proxy card, notice of annual meeting and CoreLogic’s Annual Report for the fiscal year ended December 31, 2011 (the “2011 Annual Report”) to our stockholders on or about June 26, 2012. In lieu of a proxy card, holders of shares held in “street name” through a bank, broker or other nominee are receiving a voting instruction form from their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the voting instruction form provided to “street name” holders. The date of this proxy statement is June 25, 2012.

QUESTIONS AND ANSWERS

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of our Company, on certain matters that will be voted on at the annual meeting of stockholders to be held on July 26, 2012.

What proposals will be voted on at the meeting?

1.	The election of the ten persons named in this proxy statement to serve on the Board until the next annual meeting or until their successors are duly elected and qualified;

2.	The approval of the CoreLogic, Inc. 2012 Employee Stock Purchase Plan;

3.	The approval, on an advisory basis, of the compensation of our named executive officers;

4.	The ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

5.	Such other business as may properly come before the meeting or any postponements or adjournments thereof.

At the time this proxy statement was mailed, our management and the Board were not aware of any other matters to be presented at the annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Without limiting our ability to apply the advance notice provisions in our Amended and Restated Bylaws (the “Bylaws”) with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Who may attend the annual meeting?

Only stockholders of the Company and their invited guests may attend the annual meeting of stockholders of CoreLogic. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership—for example, a copy of a brokerage statement showing your share ownership—and proof of identification.

Who is entitled to vote?

Stockholders of record as of the close of business on June 19, 2012, the record date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the annual meeting.

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How can I vote my shares in person at the annual meeting?

If you hold shares as a stockholder of record, you have the right to vote those shares in person at the annual meeting. If you choose to do so, you can vote using the ballot provided at the meeting or, if you received a printed set of the proxy materials by mail, by submitting at the meeting the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of shares, you may not vote those shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the ballot provided at the meeting. Please note that participants in the Company’s 401(k) plan may not vote their plan shares in person at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How many shares are entitled to vote at the meeting?

As of the record date, 105,231,820 shares of our common stock were issued, outstanding and entitled to vote at the annual meeting.

How many votes do I have?

Each share of CoreLogic common stock, excluding treasury shares, is entitled to one vote on each proposal to be voted on at the annual meeting.

How many directors can I vote for?

Ten. The Board currently consists of seven directors. The Board has increased the size of the Board from seven to ten directors, effective upon the election of directors at the annual meeting, and therefore has nominated three additional directors for election. Accordingly, at the annual meeting, stockholders may vote for up to ten nominees for director.

Who are the director nominees?

The ten director nominees are:

J. David Chatham	Thomas C. O’Brien
Douglas C. Curling	Jaynie Miller Studenmund
John C. Dorman	D. Van Skilling
Paul F. Folino	David F. Walker
Anand K. Nallathambi	Mary Lee Widener

What is the voting requirement to approve each of the proposals?

Proposal 1 – Election of Directors: Each nominee for director will be elected if he or she receives the majority of votes cast with respect to such director. A “majority of votes cast” means that the number of votes “FOR” a director nominee must exceed the number of votes “AGAINST” that director nominee. In the event that the number of director nominees exceeds the number of directors to be elected (i.e., in a contested election), directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors. Because the number of director nominees timely nominated for election at the annual meeting does not exceed the number of directors to be elected at the meeting, the election of directors at the annual meeting will not be contested. As a result, each of the directors will be elected by a majority of votes cast at the annual meeting.

Proposal 2 – Approval of the CoreLogic, Inc. 2012 Employee Stock Purchase Plan: The CoreLogic, Inc. 2012 Employee Stock Purchase Plan (the “2012 ESPP”) will be approved if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is received. In addition, with respect to approval of the 2012 ESPP, the rules of the New York Stock Exchange (“NYSE”) require that the total votes cast also represent over fifty percent (50%) of all shares entitled to vote at the annual meeting.

Proposal 3 – Approval, on an advisory basis, of the Compensation of CoreLogic’s Named Executive Officers: The vote to approve, on an advisory basis, the compensation of CoreLogic’s named executive officers requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.

Proposal 4 –Ratification of the Selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012: The selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 will be ratified if the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is received.

If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes and may not be counted in connection with certain matters (see “What is a ‘broker non-vote’ and how is it treated?” below).

How do I vote?

You may vote on matters that properly come before the meeting in one of four ways:

You may vote by mail.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions accompanying the proxy card. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy by telephone.

You may vote over the Internet.

You do this by following the instructions accompanying the proxy card. If you submit your proxy over the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy over the Internet.

You may vote in person at the meeting.

You can vote your shares in person at the meeting, unless such shares are held through the Company’s 401(k) plan (as described below under “How are my shares in the Company’s 401(k) plan voted?”). However, if you hold your shares in “street name” (in the name of a bank, broker or other nominee), you must request and receive, prior to the meeting, a legal proxy from the record owner of your shares giving you the right to vote your shares at the meeting and you must present the legal proxy at the meeting in order to vote your shares.

How are my shares in the Company’s 401(k) plan voted?

For those stockholders who hold shares pursuant to the Company’s 401(k) Savings Plan (the “401(k) Plan”), Fidelity Management Trust Company (“Fidelity”) acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants by July 23, 2012 at 5:00 p.m., Eastern time, are voted in the same proportion as are the shares for which directions are received by that time.

What happens if I sign and return my proxy card, but do not mark my votes?

Anand K. Nallathambi, President and Chief Executive Officer, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by the Company’s Board.

Can I change my vote or revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the meeting. Only your latest-dated proxy counts. You may do this by:

•	signing and returning another proxy card with a later date;

•

if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement;

•	submitting your proxy by telephone or over the Internet; or

•

voting in person at the meeting, provided that if your shares are held in “street name” (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

What happens if my shares are held in “street name” by a broker, bank or other nominee?

If you are a beneficial owner of shares and your shares are held in “street name,” your broker, bank or other nominee may vote your shares at the annual meeting only on “routine matters” (as defined by the NYSE rules) on which it has discretion to vote. The NYSE currently considers only the proposal to ratify the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 to be a “routine matter.” The following proposals are considered “non-routine matters” under the NYSE rules:

•	the election to the Board of the ten nominees named in this proxy statement;

•	the proposal regarding the 2012 ESPP; and

•	the proposal regarding the vote to approve, on an advisory basis, the compensation of our named executive officers.

Under NYSE rules, if you hold your shares in “street name” and you do not submit your proxy to your broker, bank or other nominee, your broker, bank or other nominee:

•

will have discretion to either (i) vote your shares on the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 or (ii) leave your shares unvoted; and

•	will not have discretion to vote your shares on any of the other proposals.

If your shares are held in “street name,” your broker, bank or nominee has enclosed a voting instruction card with this proxy statement. We encourage you to vote your shares by following the instructions provided on the voting instruction card in order to ensure that your shares are represented and voted at the meeting.

Who will count the votes?

Wells Fargo Bank, N.A. will serve as inspector of elections and will tabulate the votes cast at the annual meeting and certify the results.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), toll-free at (877) 456-3510. If you are a beneficial owner of shares held indirectly through a broker, bank or other nominees, please contact your account representative at that organization.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. Holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. Abstentions are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum. If you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will only have discretionary authority to vote your shares on any “routine matters” at the annual meeting. If your shares are voted on such “routine matters” as directed by your broker, bank or other nominee, your shares will constitute “broker non-votes” on each of the “non-routine matters” and will not be counted in determining the number of shares necessary for approval of the “non-routine matters,” although they will count for purposes of establishing the presence or absence of a quorum.

What is a “broker non-vote” and how is it treated?

A “broker non-vote” occurs with respect to a proposal if the proposal is considered non-routine under applicable NYSE rules (as described above) and the broker has not received voting instructions from a beneficial owner and therefore does not have the discretionary authority to vote shares held by the beneficial owner with respect to such proposal. Broker non-votes are treated as present for purposes of establishing the presence or absence of a quorum, but will not be considered shares entitled to vote on the proposal and will not be treated as affirmative or opposing votes. The proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. As described above, the election of directors, the approval of the 2012 ESPP and the advisory vote to approve the compensation of our named executive officers are non-routine matters. Accordingly, if your shares are held in “street name” and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of director nominees, the approval of the 2012 ESPP, or the proposal regarding the advisory vote on executive compensation.

How are abstentions treated?

For the election of directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each director nominee. If you elect to “ABSTAIN” from the election of directors, the abstention will not have any effect on the election of directors. In determining the voting results for the election of directors, only “FOR” and “AGAINST” votes count.

For purposes of the proposals regarding the 2012 ESPP, the vote to approve, on an advisory basis, the compensation of our named executive officers and the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, abstentions are treated as present and entitled to vote. Therefore, with respect to determining whether these three proposals are approved, abstentions are treated as votes “AGAINST.”

What percentage of stock do the directors and executive officers own?

As of the record date, our directors and executive officers owned approximately 1.4% of our shares of common stock in the aggregate. See pages 23 through 25 for more details.

When are stockholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in the proxy statement for the annual meeting of stockholders to be held in 2013 if they are received no later than February 26, 2013. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting. See page 76 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

The Company will pay the costs associated with the preparation, assembly and mailing of the notice of annual meeting of stockholders, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers, banks and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock. In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. The Board may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website at www.corelogic.com. We have also retained Innisfree to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $20,000 plus an amount to cover expenses. In addition, the Company has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with the engagement.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at an address and wish to receive a separate copy of the proxy materials, including our 2011 Annual Report, you may contact CoreLogic Investor Relations by mail at 4 First American Way, Santa Ana, California 92707, or by telephone at (703) 610-5410. You may also contact CoreLogic Investor Relations if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future. You may also contact Innisfree M&A Incorporated, the firm assisting the Board in the solicitation of proxies, at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (877) 456-3510

Banks & Brokers May Call Collect: (212) 750-5833

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) the Board’s ten nominees for director; (2) the approval of the CoreLogic, Inc. 2012 Employee Stock Purchase Plan; (3) the approval, on an advisory basis, of the compensation of our named executive officers; and (4) the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results as soon as possible after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the annual meeting, we intend to file a Current Report on Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Current Report on Form 8-K with the SEC to disclose the final voting results.

Whom can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Innisfree M&A Incorporated, the firm assisting the Board in the solicitation of proxies, at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (877) 456-3510

Banks & Brokers May Call Collect: (212) 750-5833

PROPOSAL 1. Election of Directors

The Company’s Bylaws require that directors be elected annually, and the Company’s Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. At present, our Board consists of seven directors. Effective upon the election of directors at the annual meeting, the size of the Board will be increased from seven to ten directors. The Board has nominated the ten individuals below for election at the meeting, to serve until the 2013 annual meeting of stockholders or until the directors’ respective successors are elected and qualified.

Voting Standard

The ten nominees will be elected to the Board by a majority of votes cast with respect to such director nominee in uncontested elections, to serve until the next annual meeting or as soon thereafter as their successors are duly elected and qualified. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Under the Company’s Corporate Governance Guidelines, if a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board, and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K. If a nominee for director who was not already serving as a director does not receive a majority of votes cast at the annual meeting, the nominee is not elected to the Board.

Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of these nominees. All of the director nominees listed below have consented to being named in this proxy statement and to serve as directors if elected. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.

Nominees

Set forth below is information concerning each person nominated and recommended to be elected by our Board. Seven of the nominees currently serve as directors of the Company and were previously elected to the present term of office by the Company’s stockholders or appointed by the Board in accordance with our Bylaws.

See the section entitled Security Ownership of Certain Beneficial Owners and Management, beginning on page 23, for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of the executive officers of the Company. The Company originally appointed Mr. Thomas C. O’Brien for election to the Board pursuant to an agreement with Highfields Capital Management LP (“Highfields”) dated April 10, 2008, as discussed in the Company’s Current Report on Form 8-K dated April 10, 2008. Mr. Skilling was originally appointed to the Company’s Board pursuant to an earlier contract that required the Company to recommend one nominee of Experian Information Solutions, Inc. to the nominating committee as a candidate for election to the Board. Our agreement with Experian terminated in December 2009.

Selection of New Candidates for Board Membership

On March 19, 2012, the Company announced that it intended to add new independent members to the Board and that the Nominating and Corporate Governance Committee had engaged Spencer Stuart, a leading international executive search firm, to conduct a comprehensive search and assist in the selection of director candidates. In connection with the search, the Company sought input from the Company’s four largest stockholders and received the names of several potential candidates. Ms. Studenmund and Mr. Dorman were identified as candidates by Spencer Stuart. Mr. Curling was suggested as a candidate by two of our largest stockholders, Highfields and Blue Harbour Group, L.P., and was also known to some of the Company’s directors and management.

On May 1, 2012, the Company received notice from Highfields, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III, L.P. (collectively, the “Highfields Entities”) of their intention to formally nominate three individuals for election to the Board of Directors at the annual meeting (which nominees did not include Ms. Studenmund, Mr. Dorman or Mr. Curling).

In late May 2012, the Company informed Highfields that it had substantially completed its search for director candidates and, in connection with the annual meeting, expected to (a) expand the Board from seven to ten members and (b) nominate Ms. Studenmund and Messrs. Dorman and Curling for election as directors at the annual meeting. The Company provided Highfields with the opportunity to interview each of these three candidates and to review their background and experience. On June 6, 2012, the Board nominated Ms. Studenmund and Messrs. Curling and Dorman for election at the annual meeting following the unanimous recommendation of the Nominating and Corporate Governance Committee. Although on June 6 the Board did not yet recommend the three nominees to specific committee assignments, the Board expects that upon election each of the new directors will join one the Board’s three standing committees.

On June 11, 2012, the Company entered into a support agreement (the “Support Agreement”) with the Highfields Entities to settle the potential proxy contest pertaining to the election of directors at the annual meeting. Pursuant to the Support Agreement, among other things, (i) the Company confirmed that it would nominate Ms. Studenmund and Messrs. Dorman and Curling for election as directors at the annual meeting and (ii) the Highfields Entities agreed to withdraw their nomination of three candidates to the Board and agreed to vote their shares of the Company’s common stock in favor of the Company’s ten nominees.

The foregoing is not a complete description of the terms of the Support Agreement. For a further description of the terms of the Support Agreement, including a copy of the Support Agreement, please see the Current Report on Form 8-K that the Company filed with the SEC on June 12, 2012.

There are no other arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

Biographical Descriptions

Name	Biography	Age

J. David Chatham	Mr. Chatham has served as a member of our Board since 1989. Mr. Chatham has served as the President and Chief Executive Officer of Chatham Holdings Corporation, a firm specializing in real estate development and associated industries, since its incorporation in 1991. From 2003 until its acquisition by the Company in late 2009, Mr. Chatham served on the Board of First Advantage Corporation (“FADV”), a NASDAQ-listed company and former subsidiary of the Company that was a provider of credit and data services, employer services, multifamily services and investigative and litigation support services. Through his experience as a real estate developer, Mr. Chatham enhances our understanding of the residential real estate market.	62

Douglas C. Curling	Mr. Curling has been recommended by our Board as a nominee for director. Since March 2010, Mr. Curling has been a principal and managing director of New Kent Capital LLC, a family-run investment business, and a principal at New Kent Consulting LLC, a consulting business that he founded. From 1997 until September 2008, Mr. Curling held various executive positions at ChoicePoint Inc., a provider of identification and credential verification services that was sold to Reed Elsevier, including serving as President from April 2002 to September 2008, as Chief Operating Officer from 1999 to September 2008 and as Executive Vice President, Chief Financial Officer and Treasurer from 1997 to May 1999. Mr. Curling also served as a director of ChoicePoint from May 2000 to September 2008. Prior to joining ChoicePoint, Mr. Curling served in various financial roles at Equifax, Inc., a credit bureau, from 1989 to 1997. In addition to his experience operating a data business, Mr. Curling would provide insight on data monetization and growth strategies to our Board.	58

John C. Dorman	Mr. Dorman has been recommended by our Board as a nominee for director. Mr. Dorman has served on the board of directors of Online Resources Corporation, a developer and supplier of electronic payment services, since May 2009, and as Chairman of the board since June 2010. Mr. Dorman previously served as Co-Chairman of Online Resources from January 2010 to June 2010, and as interim Chief Executive Officer from April 2010 to June 2010. From October 1998 to August 2003 he served as Chief Executive Officer of Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, and served on the board of directors of Digital Insight until the company was acquired in 2007 by Intuit, Inc. Mr. Dorman served as Senior Vice President of the Global Financial Services Division of Oracle Corporation from August 1997 to October 1998; and Chairman and Chief Executive Officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, from 1983 to 1997. Mr. Dorman also serves on the board of directors for two privately-held corporations – DataDirect Networks, Inc. and DeepDyve, Inc. Mr. Dorman’s prior experience as Chief Executive Officer of a technology service provider during a period of rapid growth and expansion, and his board experience will allow him to provide insights into CoreLogic’s operational, technology and growth strategies.	61

Paul F. Folino	Mr. Folino has served as a member of our Board since July 2011. Mr. Folino was Executive Chairman of the Board of Directors of Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers, from 2006 until his retirement in 2011. Previously, he had served as a director of Emulex since 1993, as Chairman from 2002 to 2006, and as Chief Executive Officer from 1993 to 2002. Mr. Folino also serves on the boards of Microsemi Corporation, a provider of semiconductor solutions, Commercial Bank of California and Lantronix, Inc., a provider of device networking and remote access products for remote IT management, as well as numerous charitable organizations. Mr. Folino brings significant expertise regarding information technology and intellectual property. In addition, as a seasoned CEO, Mr. Folino provides valued input on a variety of leadership, strategy and organizational matters.	67

Anand K. Nallathambi	Mr. Nallathambi is our President and Chief Executive Officer and has served as a member of our Board since June 2010. From November 2009 until the spin-off of our financial services business in June 2010 (the “Separation”), Mr. Nallathambi served as President and Chief Operating Officer of the information solutions group of our predecessor, The First American Corporation (“FAC”). From March 2007 to November 2009, Mr. Nallathambi served as chief executive officer of FADV and from 2005 to March 2007 served as its president. From 2007 to 2009, Mr. Nallathambi was also a member of the Board of Directors of FADV. Prior to joining FADV, from 1996 to 1998, Mr. Nallathambi served as president of FAC’s credit information group and as president of First American Appraisal Services, a real-estate appraisal company. Mr. Nallathambi has worked with us in various capacities for nearly 15 years and brings unique insight into our management practices and has a deep understanding of our history and culture. Respected for his vision in the consumer data industry and his leadership as former chairman of the Consumer Data Industry Association, Mr. Nallathambi’s strategic perspectives on combining property and consumer information have helped drive innovative product development initiatives at the Company.	50

Thomas C. O’Brien	Mr. O’Brien was originally appointed to our Board in April 2008 pursuant to an agreement with Highfields, as discussed in our Current Report on Form 8-K dated April 10, 2008. Our agreement with Highfields expired in December 2009. Mr. O’Brien has served as the Chief Executive Officer and President of Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance, since 2000. Mr. O’Brien also serves as a director of KAR Auction Services, Inc. As a result of his experience as a chief executive officer, Mr. O’Brien brings to our Company insight into our management practices, in particular with respect to the relationship between compensation and performance.	58

Jaynie Miller Studenmund	Ms. Studenmund has been recommended by our Board as a nominee for director. From January 2001 to January 2004, Ms. Studenmund was Chief Operating Officer of Overture Services, Inc., the creator of paid search advertising, acquired by Yahoo, Inc. in 2004. From February 2000 to January 2001, Ms. Studenmund was President and Chief Operating Officer of PayMyBills.com, a leading online bill management company. Prior to this, Ms. Studenmund held senior positions in the financial services industry, serving as Executive Vice President and Head of Retail Banking at Great Western Bank and then Home Savings Bank (both are now part of JPMorgan Chase) from 1996 to 1998, and as Executive Vice President and Head of Retail Banking and Chief Marketing Officer at First Interstate Bank (now part of Wells Fargo) from 1985 to 1996. Ms. Studenmund has served as a director of Orbitz Worldwide, Inc., an online travel company, since 2007; as a director of Pinnacle Entertainment, Inc., an owner, operator and developer of casinos and related hospitality and entertainment facilities, since March 2012; as director for several public funds as well as other funds for Western Asset, a major fixed income fund, since 2004; and as a director of several private companies, including Forest Lawn Memorial Parks, an industry-leading memorial parks provider, since 2002. She is also a director of Huntington Memorial Hospital, a regional teaching hospital in Pasadena, California. Ms. Studenmund has more than 30 years’ executive management and operational experience across a diverse group of businesses in	58

	financial services and the internet sector. She is also a seasoned director, having guided the growth and development of several technology and internet companies. With her background, Ms. Studenmund will bring to our Board broad operational expertise and strong insights into growth strategies, particularly through technology, software and the internet.

D. Van Skilling	Mr. Skilling has served as a member of our Board since 1998 and as Chairman of the Board since May 2011. Mr. Skilling served as Chairman and Chief Executive Officer of Experian Information Solutions, Inc. (“Experian”) from 1996 to 1999 and was originally appointed to our Board pursuant to an agreement with Experian which required that we nominate an Experian designee as a candidate for election to our Board. Our agreement with Experian terminated in December 2009. Mr. Skilling has served as the President of Skilling Enterprises, a private investment firm, since 1999. Mr. Skilling also serves as chairman of the board of ONVIA, Inc. and as a director of American Business Bank. Previously, he served as a director of FADV, The Lamson & Sessions Co. and McData Corporation. Mr. Skilling, who was responsible for businesses that Experian contributed to a joint venture with us (which is now wholly owned by us), provides our Company with insight into the development of these businesses as well as strategies for managing them. Mr. Skilling has extensive experience as a director of publicly-traded companies and a strong executive background including extensive executive experience in corporate finance and strategic planning, corporate governance and public company executive compensation.	78

David F. Walker	Mr. Walker has served as a member of our Board since May 2010. Mr. Walker served as the Director of the Program of Accountancy at the University of South Florida in St. Petersburg from 2002 through June 2009. From 1986 to 2002, Mr. Walker was a partner with Arthur Andersen, an accounting firm, having led the firm’s assurance and business advisory practice for the Florida Caribbean Region, from 1999 through 2002. Mr. Walker also serves on the boards of CommVault Systems, Inc., a data and information management software company, and Chico’s FAS, Inc., a women’s specialty retailer, Mr. Walker previously served as a director of Technology Research Corporation, Inc. and FADV. Mr. Walker’s extensive experience in public accounting and on corporate boards, including as a past or present chair of other audit committees, contributes to the Board’s oversight of the Company’s financial reporting and risk management.	58

Mary Lee Widener	Ms. Widener has served as a member of our Board since 2006. Ms. Widener is a community investment consultant. From 1974 until her retirement in 2009, Ms. Widener was President and Chief Executive Officer of Neighborhood Housing Services of America, Inc., a nonprofit housing agency. Ms. Widener also serves on the board of The PMI Group, Inc. Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Company an understanding of the opportunities we have to improve homeownership in underserved communities and the difficulties people in those communities face in purchasing a home.	73

PROPOSAL 2. Approval of CoreLogic, Inc. 2012 Employee Stock Purchase Plan

General

At the annual meeting, stockholders will be asked to approve the 2012 ESPP, which was adopted, subject to stockholder approval, by the Board on May 23, 2012. The 2012 ESPP will replace our 2001 Employee Stock Purchase Plan, which expired in August 2011.

Under the 2012 ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who participate in the 2012 ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic offering periods under the 2012 ESPP. The 2012 ESPP will not be effective without stockholder approval.

Approval of the 2012 ESPP will permit the Company to continue making an employee stock purchase plan available to eligible employees. The Company believes that the 2012 ESPP will help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s stockholders.

Summary Description of the 2012 Employee Stock Purchase Plan

The principal terms of the 2012 ESPP are summarized below. The following summary is qualified in its entirety by the full text of the 2012 ESPP, which appears as Annex 1 to this proxy statement.

Purpose. The purpose of the 2012 ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price through accumulated payroll deductions. The 2012 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The Compensation Committee of the Board of Directors (the “Committee”) will administer the 2012 ESPP. The Committee has full discretionary authority to construe, interpret and apply the terms of the 2012 ESPP, to determine eligibility and to adjudicate any disputed claims filed under the 2012 ESPP.

Operation. The 2012 ESPP is generally expected to operate in consecutive quarterly periods referred to as “offering periods.” The first offering period is expected to commence on October 1, 2012 and end on the last trading day in the quarter ending December 31, 2012, with successive offering periods expected to begin on the first day of the calendar quarter following the end of the immediately preceding offering period and to terminate on the last trading day of that quarter. The 2012 ESPP gives the Committee the flexibility to change the duration of future offering periods. However, offering periods may not last longer than the maximum offering period permitted under Section 423 of the Code. (Section 423 of the Code generally limits the length of offering periods to either 5 years or 27 months, depending on the terms of the offering.)

On the first day of each offering period or any later date during the offering period when an employee first becomes eligible to participate in the 2012 ESPP (the applicable date is referred to as the “Grant Date”), each eligible employee for that offering period will be granted an option to purchase shares of the Company’s common stock. Each participant’s option will permit the participant to purchase a number of shares determined by dividing the employee’s accumulated payroll deductions for the offering period by the applicable purchase price. A participant must designate in his or her enrollment package the percentage (if any) of compensation to be deducted during that offering period for the purchase of stock under the 2012 ESPP. The participant’s payroll deduction election will generally remain in effect for future offering periods unless terminated by the participant. A participant generally may elect to increase or decrease his or her payroll deductions during the offering period, subject to any limitations on the number of changes determined by the Committee. A participant may also elect to withdraw from any offering period prior to the last day of the offering period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Each participant’s payroll deductions under the 2012 ESPP will be credited to a bookkeeping account in his or her name under the 2012 ESPP. Amounts contributed to the 2012 ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the 2012 ESPP will automatically be exercised on the last day of the respective offering period (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s 2012 ESPP account balance as of the Exercise Date for the offering period by the purchase price of the option. The purchase price for each option is generally expected to equal 85% of the fair market value of a share of the Company’s common stock on the Exercise Date for the offering period. However, the 2012 ESPP gives the Committee the flexibility to change the purchase price for future offering periods, as long as the purchase price is not lower than the lesser of (1) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (2) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. A participant’s 2012 ESPP account will be reduced upon exercise of his or her option by the amount used to pay the purchase price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the 2012 ESPP.

Eligibility. Only certain employees will be eligible to participate in the 2012 ESPP. All employees of the Company and any subsidiaries of the Company which have been designated by the Committee as eligible to participate in an offering period will generally be eligible to participate in such offering period. However, prior to the start of any offering period, the Committee may provide that the following employees will not be eligible to participate in such offering period:

•	employees whose customary employment is for not more than 20 hours per week;

•	employees whose customary employment is for not more than five months per calendar year; and

•	employees who are citizens or residents of a foreign jurisdiction if the grant of an option is prohibited under the local laws of the jurisdiction.

As of June 19, 2012, approximately 4,700 employees of the Company and its subsidiaries, including all of our named executive officers, were eligible to participate in the 2012 ESPP.

Limits on Authorized Shares; Limits on Contributions. If the Company’s stockholders approve the 2012 ESPP, a maximum of 2,000,000 shares of the Company’s common stock may be purchased under the 2012 ESPP.

Participation in the 2012 ESPP is also subject to the following limits:

•	A participant cannot contribute more than 15% of his or her compensation to the purchase of stock under the 2012 ESPP in any one payroll period.

•	A participant cannot purchase more than 1,000 shares of the Company’s common stock under the 2012 ESPP with respect to any one offering period.

•

A participant cannot accrue rights to purchase more than $25,000 of stock (valued at the Grant Date of the applicable offering period and without giving effect to any discount reflected in the purchase price for the stock) for each calendar year in which an option is outstanding.

•

A participant will not be granted an option under the 2012 ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the Code.

The Committee has the flexibility to change the 15% contribution limit and the individual 1,000 share limit referred to above for future offering periods without stockholder approval. However, we cannot increase the aggregate share limit under the 2012 ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Termination of Employment. If a participant ceases to be an eligible employee for any reason, his or her payroll deductions will automatically cease, but the participant will generally continue to participate in the then in-progress offering period until the applicable Exercise Date. However, if the applicable Exercise Date occurs more than three months after the participant ceases to be an eligible employee, the participant’s payroll deductions will be refunded to the participant and his or her outstanding options will terminate. Like other participants, a participant who ceases to be an eligible employee continues to have the right to withdraw from any offering period prior to the last day of the offering period, in which case the participant’s payroll deductions will be refunded and the participant’s outstanding options will terminate.

Corporate Transactions. Generally, if the Company undergoes certain corporate transactions, such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, in connection with which the Company does not survive (or does not survive as a public company), the Committee may provide for the assumption, substitution or other continuation of outstanding options. If the Committee does not provide for the assumption, substitution or other continuation of outstanding options upon the occurrence of such a corporate transaction, the then in-progress offering period will be shortened by establishing a new Exercise Date that is before the date of the corporate transaction.

Liquidation or Dissolution. If the Company proposes to dissolve or liquidate, unless otherwise provided by the Committee, the then in-progress offering period will be shortened by establishing a new Exercise Date that is before the date of the liquidation or dissolution.

Adjustments. As is customary in stock incentive plans of this nature, the number and type of shares of stock available under the 2012 ESPP or subject to outstanding options, as well as the purchase price of outstanding options and the share limits under the 2012 ESPP, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, spin-offs, stock splits, stock dividends, extraordinary dividends or distributions of property to the stockholders or any similar unusual or extraordinary corporate transaction in respect of the Company’s common stock.

Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the 2012 ESPP, as well as payroll deductions credited to his or her 2012 ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Amendments. The Committee generally may amend, suspend, or terminate the 2012 ESPP at any time and in any manner, provided that, with limited exceptions, the action may not adversely affect a participant’s rights under his or her outstanding options. Stockholder approval for an amendment to the 2012 ESPP will generally only be required to the extent necessary to meet the requirements of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules.

Subplans. The Committee may adopt subplans applicable to particular subsidiaries of the Company which may be designed to be outside the scope of Section 423 of the Code.

Term. Subject to stockholder approval, the 2012 ESPP will become effective on October 1, 2012 and will continue in effect for a term of 10 years, unless terminated earlier by the Committee.

Federal Income Tax Consequences of the 2012 Employee Stock Purchase Plan

Following is a general summary of the current federal income tax principles applicable to the 2012 ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The 2012 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the 2012 ESPP through payroll deductions are made on an after-tax basis. That is, a participant’s payroll deductions that are contributed to the 2012 ESPP are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her 2012 ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the 2012 ESPP. The particular tax consequences of a sale or disposition of shares acquired under the 2012 ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period ends on the later of (1) two years after the Grant Date of the offering period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits under the 2012 Employee Stock Purchase Plan

The benefits that will be received by or allocated to eligible employees under the 2012 ESPP cannot be determined at this time because the amount of payroll deductions contributed to purchase shares of the Company’s common stock under the 2012 ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

The closing price of a share of the Company’s common stock as of June 19, 2012 was $17.41 per share.

Securities Authorized for Issuance under Equity Compensation Plans

The Company currently maintains one equity compensation plan: the 2011 Incentive Compensation Plan (“2011 Plan”). The 2006 Incentive Compensation Plan (the “2006 Plan”) was terminated and replaced by the 2011 Plan. The Company currently has outstanding options under the FAC 1996 Option Plan (“1996 Option Plan”), the FAC 1997 Directors’ Stock Plan (“1997 Directors’ Stock Plan”), the 2006 Plan and the 2011 Plan. Each of the 2011 Plan, the 2006 Plan, the 1996 Option Plan and the 1997 Directors’ Stock Plan was approved by the Company’s stockholders.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights(1)(4) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(1) (c)
Equity compensation plans approved by stockholders	4,478,055	(2)(3)	$18.59	(3)	17,508,229	(4)
Equity compensation plans not approved by stockholders	525,159	(5)	$22.38		N/A

Total	5,003,214		$20.78		17,508,229

(1)	In connection with the Separation on June 1, 2010, all outstanding stock options and unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.
(2)	Of these shares, 138,687 were subject to options then outstanding under the 2011 Plan, 204,444 (which count as 674,665 under the 2011 Plan (3.3 shares for each award issued)) were subject to stock unit awards then outstanding under the 2011 Plan, 1,401,623 were subject to options then outstanding under the 2006 Plan, 1,730,120 were subject to stock unit awards then outstanding under the 2006 Plan, 985,677 were subject to options then outstanding under the 1996 Option Plan, and 17,504 were subject to options then outstanding under the 1997 Directors’ Stock Plan. Of the 1,934,564 shares subject to stock units awards under the plans as described above, 741,280 shares are subject to performance-based awards assuming that the maximum level of performance with respect to such awards is achieved. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above. This amount does not include those shares that were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan, which were assumed by the Company in connection with the Company’s acquisition of FADV in November 2009. As of December 31, 2011, these assumed options covered 1,531,741 shares of the Company’s common stock and had a weighted-average exercise price per share of $23.87. This amount does not include 474,362 shares that were subject to stock unit awards issued by Dorado Network Systems Corporation (“Dorado”) and assumed by the Company in connection with the acquisition of Dorado in 2011. The Company’s authority to grant new awards under (i) the 2006 Plan terminated on May 19, 2011; (ii) the 1996 Option Plan terminated on May 18, 2006; and (iii) the 1997 Directors’ Stock Plan terminated on May 18, 2006.
(3)	This weighted-average exercise price does not reflect the 1,934,564 shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.
(4)

As of December 31, 2011, all of the 17,508,229 shares that remained available for future issuance were available under the 2011 Plan. Shares available under the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.
(5)	Consists of an inducement award of stock options issued outside of the Company’s existing plans. These stock options were granted to Frank McMahon, the former chief executive officer of the information solutions group, pursuant to the terms of his employment agreement and are fully vested. The stock options have a remaining maximum contractual term of four years.

Vote Required for Approval of the 2012 Employee Stock Purchase Plan

The Board believes that the adoption of the 2012 ESPP will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

Members of the Board who are not employees are not eligible to participate in the 2012 ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the 2012 ESPP and thus have a personal interest in the approval of the 2012 ESPP.

Approval of the 2012 ESPP requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal present in person or represented by proxy. In addition, with respect to approval of the 2012 ESPP, the rules of the NYSE require that the total votes cast also represent over fifty percent (50%) of all shares entitled to vote on the proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2012 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX 1 HERETO.

PROPOSAL 3. Vote to Approve, on an Advisory Basis, the Compensation of our Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis, beginning on page 34, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s executive compensation program is designed to enhance stockholder value by ensuring that a large part of compensation is performance-based variable compensation aligned to the Company’s performance. In addition, a named executive officer’s rewards are also partially influenced by (i) the performance of the officer’s business unit or function and (ii) a subjective analysis of the individual named executive officer’s performance. The goals reflect the Compensation Committee’s compensation philosophy of:

•	paying for performance;

•	attracting, motivating and retaining highly-qualified executive officers critical to our long-term success;

•	aligning the interests of our executive officers with the interests of our stockholders;

•	providing reasonable and competitive compensation levels in line with the Company’s peer group members, as identified by the Compensation Committee from time to time;

•

rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that will position the Company for enhanced results in future periods; and

•	encouraging strategic long-term development and investment in the business.

In furtherance of these goals, the Compensation Committee has designed guiding principles focused on pay for performance, competitiveness of the Company’s compensation programs with the Company’s peer group and cost-effective programs without expensive post-employment compensation and with few perquisites or other personal benefits. The Company’s executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•	Target compensation is positioned at approximately market median levels.

•

Compensation and pay policies and practices are reviewed regularly; the Compensation Committee has identified a comparator group of companies with whom we compete for talent and are of a generally comparable size.

•	Base salaries reflect market-competitive pay levels.

•

Annual incentive bonuses are awarded in the form of performance units and are critical components of the named executive officer compensation program, rewarding executive officers primarily based on annual performance of the Company and/or the executive officer’s business unit or functional area. No bonus is earned for performance below the threshold amount, and total cash payable under the performance units is capped at 200% of target. Notwithstanding the bonus program design, the Compensation Committee retains the discretion to increase or decrease the actual annual bonus amounts.

•

For 2011, in addition to the annual target bonus opportunity, named executive officers were eligible to receive an additional one-time incentive based on pre-defined strategic goals which positioned the Company for enhanced results in future periods, payable in the Compensation Committee’s discretion either in cash or in the form of restricted stock units with vesting in three equal annual installments beginning on the first anniversary of the award.

•

The Company’s long-term incentive compensation program emphasizes achievement of long-term operating objectives and stockholder value creation through a focus on stock options (which have value only if the Company’s stock price increases over the price at the time of grant), restricted stock units (the value of which is also directly linked to the Company’s stock price) and performance-based restricted stock units. For 2011, long-term equity incentive compensation represented the largest component of the total named executive officer compensation package. Each named executive received a target long-term equity incentive award grant date value that was granted 40% in the form of performance-based restricted stock units, 40% in the form of stock options and 20% in the form of restricted stock units.

•	The Compensation Committee retains and, in setting the Company’s executive compensation philosophies, regularly seeks the advice of an independent compensation consultant.

•

The Company has adopted a formal policy prohibiting executive officer, director and employee transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

•

In March 2012, the Compensation Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. The new policies include executive stock ownership and retention guidelines requiring our executive officers to hold a fixed amount of Company stock and incentive recoupment provisions which enable the Company to recover performance-based compensation to the extent we later determine that performance goals were not actually achieved.

As required by Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board of Directors will request your advisory vote to approve the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED.”

This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding upon the Company or the Board of Directors, and will not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any additional fiduciary duty for the Company or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future executive compensation arrangements.

Our current policy is to provide stockholders with an annual opportunity to approve the compensation of the named executive officers. It is expected that we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.

Approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSAL 4. Ratification of Selection of Independent Auditor

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PwC has audited our historical consolidated financial statements for all annual periods since 1954. We expect that representatives of PwC will be present at the annual meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our Bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and our stockholders’ best interests.

To ratify the selection of PwC as our Company’s independent registered public accounting firm for the 2012 fiscal year, the affirmative vote of the holders of a majority in voting power of the common stock entitled to vote on the proposal, present in person or represented by proxy, is required.

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC, the Company’s independent registered public accounting firm, in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year(1)	2011	2010
Audit Fees(2)	$4,390,703	$7,709,143
Audit-Related Fees(3)	234,500	217,280
Tax Fees(2)(4)	933,163	508,235
All Other Fees(5)	26,625	230,169

(1)	Totals include fees billed to FADV of $0 in 2011 and $225,714 in 2010. Fees from January 1, 2010 through May 31, 2010 reflect consolidated fees for FAC.
(2)	Totals include fees billed in 2010 for the Separation of First American Financial Corporation (“FAFC”) of $963,304 ($954,554 for audit fees and $8,750 for tax fees).
(3)	These fees were incurred primarily for procedures performed for SAS 70 reports and employee benefit plan audits.
(4)	These fees were incurred for tax advice, compliance and planning, including tax basis studies and tax advice and planning in connection with the acquisition and disposition of certain businesses.
(5)	These fees were incurred primarily for services related to software licensing and regulatory capital requirement advice.

Policy on Audit Committee Pre-Approval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of the Company’s independent registered public accounting firm for audit and nonaudit services. The Audit Committee’s pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of nonaudit services. This policy works in conjunction with the Company’s independent registered public accounting firm’s annual audit services fee schedule, which is also approved by the Audit Committee. Any services not covered by this policy or the audit services fee schedule are submitted to the Audit Committee’s chairman, as the Audit Committee’s designee, for review and approval.

All services provided by PwC during the fiscal year ended December 31, 2011 and December 31, 2010 were approved by the Audit Committee or its designee.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL TO RATIFY THE SELECTION OF PwC AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our common stock as of June 19, 2012 (except where another date is indicated) of the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
First American Financial Corporation(1)	8,993,265	8.4%
Highfields Capital Management LP(2)	8,149,719	7.6%
T. Rowe Price Associates, Inc.(3).	5,341,715	5.0%

(1)	According to a Schedule 13D/A No. 2 filed on December 6, 2011, First American Financial Corporation (“FAFC”) and First American Title Insurance Company (“FATICO”), a wholly owned subsidiary of FAFC, held an aggregate of 8,933,265 shares of our common stock as of December 6, 2011. Of the 8,933,265 shares, FAFC has sole voting and dispositive power over 5,993,426 shares of our common stock and shares voting and dispositive power with FATICO over 2,939,839 shares of our common stock. The address of the principal business office of each of the reporting entities is 1 First American Way, Santa Ana, California 92707.
(2)

According to a Schedule 13G filed on June 12, 2012, as of such date, each of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC and Jonathon S. Jacobson, through the respective capacities in which they directly or indirectly control Highfields Capital I LP, Highfields Capital II LP and Highfields Capital III L.P. (collectively, the “Funds”), has sole voting and dispositive power over all 8,149,719 shares of our common stock owned beneficially by the Funds. Highfields Capital I LP beneficially owns 773,762 shares of our common stock, Highfields Capital II LP beneficially owns 1,732,029 shares of our common stock and Highfields Capital III L.P. beneficially owns 5,643,928 shares of our common stock. The address of the principal business office of each of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Highfields Capital I LP and Highfields Capital II LP is John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The address of the principal business office of Highfields Capital III L.P. is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(3)	According to a Schedule 13G filed February 10, 2012, as of December 31, 2011, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the principal business office of the reporting entity is 100 East Pratt Street, Baltimore, Maryland 21202.

The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the outstanding shares so owned as of June 19, 2012 by:

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under “Item 11. Executive Compensation - 2011 Summary Compensation Table,” above; and

•	all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual’s spouse and subject to community property laws) over the shares listed. Shares subject to rights exercisable within 60 days after June 19, 2012 are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

Name	Number of shares of Common Stock(1)	Percent if greater than 1%
Directors
J. David Chatham(2)	51,010	—
Douglas C. Curling	—	—
John C. Dorman	—	—
Paul F. Folino	—	—
Anand K. Nallathambi	735,488	—
Thomas C. O’Brien	17,108	—
D. Van Skilling(3)	76,433	—
Jaynie Miller Studenmund	—	—
David F. Walker	15,327	—
Mary Lee Widener	15,929	—
Current executive officers who are not directors
Frank D. Martell	22,500	—
George S. Livermore	155,447	—
Barry M. Sando	364,558	—
James L. Balas	4,397	—
Stergios Theologides	23,309	—
All directors and current executive officers as a group (12 persons)	1,481,506	1.4

The shares set forth in the table above include shares that the following directors and named executive officers, as well as directors and current executive officers as a group, have the right to acquire within 60 days of June 19, 2012 in the amounts set forth below:

J. David Chatham	8,752
Anand K. Nallathambi	651,501
D. Van Skilling	8,752
David F. Walker	635
George S. Livermore	109,606
Barry M. Sando	315,291
James L. Balas	3,866
Stergios Theologides	18,257
Directors and current executive officers as a group	1,116,660

(1)	In connection with the Separation on June 1, 2010, all outstanding stock options and unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)	29,175 shares owned by Mr. Chatham are pledged as security in a margin account controlled by Mr. Chatham.
(3)	Includes 2,365 shares held by a nonprofit corporation for which Mr. Skilling serves as a director and officer. In his capacity as an officer, Mr. Skilling has the power, acting alone, to direct the voting and disposition of those shares. Also includes 2,698 shares held in three trusts for which Mr. Skilling serves as the trustee. In his capacity as trustee, Mr. Skilling has the power to direct the voting and disposition of those shares.

Committees of the Board of Directors

There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees to act on behalf of the Board.

During 2011, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent, as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our corporate governance guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees. Please see the section entitled Independence of Directors below for more information.

Audit Committee

The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham, Skilling and Ms. Widener. Ms. Widener joined the committee effective December 8, 2011. The functions performed by this committee include, but are not limited to:

•	overseeing the integrity of the Company’s financial reporting processes in consultation with the independent auditor, management and the Company’s internal auditors;

•	reviewing internal auditing procedures and results;

•	selecting our independent registered public accounting firm;

•

engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control the Company’s major risk exposures;

•	reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing the Company’s compliance with legal and regulatory matters;

•	discussing with management, internal audit and external advisors the state of internal controls and management tone;

•	directing and supervising investigations into matters within the scope of its duties; and

•	reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

During 2011, our Audit Committee met ten times. The committee’s charter is posted on the Investors section of our web site under corporate governance at www.corelogic.com. Our Board has determined that each of Messrs. Walker and Skilling is an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and that each of the members of our Audit Committee is “financially literate” under the listing standards of the NYSE.

Compensation Committee

The current members of the Compensation Committee are Messrs. Folino (Chairman), Chatham, O’Brien and Skilling. Mr. Skilling served as committee chair until December 2011, when Mr. Folino was appointed to serve as committee chair. Mr. Greetham served on the committee until the end of his tenure as a director in May 2011. The functions of this committee include, but are not limited to:

•	establishing and reviewing the compensation philosophy of the Company;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s chief executive officer, including annual performance objectives and evaluating the Company’s chief executive officer in light of those objectives;

•

establishing the Company’s compensation policies and procedures with respect to our executive officers, including bonus awards, monitoring our incentive and equity compensation plans and making recommendations to the Board regarding director compensation;

•	monitoring compliance with the rules and guidelines of the Company’s equity-based plans;

•	reviewing and monitoring the Company’s employee retirement and benefit plans; and

•	reviewing the Compensation Discussion and Analysis contained in the Company’s proxy statements and preparing the Compensation Committee Report for inclusion in the Company’s proxy statements.

During 2011, the Compensation Committee met ten times. The committee’s charter is posted on the Investors section of our Web site under corporate governance at www.corelogic.com.

The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our executive officers and directors. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources and our General Counsel when making decisions regarding compensation matters. In addition, the Company has engaged Mercer LLC (“Mercer”) to provide certain compensation-related services. During 2011, Steven Hall attended nine Compensation Committee meetings.

During 2011, Steven Hall provided:

•	advice on the selection of a peer group of companies for executive compensation comparison purposes;

•	comparative market data on board of director compensation practices and programs of peer companies and competitors;

•	guidance on industry best practices and emerging trends and developments in executive and board of director compensation;

•	analysis of pay survey data; and

•

advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) long-term incentive awards.

The Company also engaged Mercer to provide certain compensation-related services. In 2011, Mercer assisted the Company with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data and made recommendations on the structuring of compensation programs. In connection with its engagement, Mercer attended one meeting of the Compensation Committee.

Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Company’s and the Compensation Committee’s compensation consultants in determining executive compensation is included in the Compensation Discussion and Analysis, beginning on page 34. Additional information concerning the Compensation Committee’s processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled Director Compensation for 2011, beginning on page 74.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. O’Brien (Chairman), Chatham and Skilling. Mr. Chatham served as committee chair until June 6, 2012 when Mr. O’Brien was appointed to serve as committee chair. This committee is responsible for:

•	identifying individuals qualified to become directors of our Company;

•	recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly created directorships;

•	overseeing the evaluation of the Board; and

•	developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company.

The Nominating and Corporate Governance Committee held seven meetings during 2011. The committee’s charter is posted on the Investors section of our Web site under corporate governance at www.corelogic.com. The committee has adopted procedures by which certain stockholders of the Company may recommend director nominees to the Board. In particular, the committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of the Company’s outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to the secretary of the Company at our address indicated on the first page of this proxy statement. The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

While the committee has no specific minimum qualifications in evaluating a director candidate, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

The Company does not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the committee makes recommendations, as the committee deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

In March 2012, at the Board’s direction, the committee engaged Spencer Stuart to conduct a comprehensive search to identify and assist the Company in the selection of additional candidates for election to the Company’s Board. In consultation with the Board, the searched focused on identifying candidates who could complement the Board’s existing skill sets and backgrounds, including by possessing significant data and technology industry expertise, strong operational backgrounds and director experience. In connection with the search, Spencer Stuart also sought input from the Company’s largest stockholders. On June 6, 2012, the Board nominated Ms. Studenmund and Messrs. Curling and Dorman for election at the annual meeting following the unanimous recommendation of the committee.

In June 2012, the Board determined that one of the three new director candidates would be appointed as a member of the committee, effective as of and subject to such candidate’s election to the Board at the 2012 annual meeting.

Acquisition Committee

The current members of the Acquisition Committee are Messrs. Skilling (Chairman), Folino, Nallathambi and Walker. The Acquisition Committee has the authority to review, authorize and approve certain acquisition and investment transactions proposed by the Company’s management which are below a certain size and which do not involve equity of the Company. This committee held five meetings during 2011.

Independence of Directors

Pursuant to corporate governance rules of the NYSE, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our Web site under corporate governance at www.corelogic.com.

In accordance with the NYSE rules, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O’Brien, Skilling, Walker, and Ms. Studenmund and Ms. Widener is “independent” as that term is defined in the corporate governance rules of the NYSE for listed companies. The Board also affirmatively determined that during their time of service with the Board in 2011, Messrs. Matthew B. Botein and Christopher V. Greetham were independent under the same standard. Mr. Nallathambi is considered an inside director because he is employed by the Company as a senior executive. During his term of service on the Board in 2011, Mr. Parker S. Kennedy was also considered an inside director for the same reason.

In connection with his evaluation as a potential director candidate, Mr. Curling disclosed to the Company that (i) he currently serves on an advisory board for Decision Insight Information Group, the parent company of DataQuick, which is one of the Company’s data resellers and may also compete with certain of the Company’s businesses, and (ii) he currently is a principal in New Kent Consulting LLC, a firm whose other professionals may from time to time perform consulting services for clients in areas that compete with the Company’s current or planned businesses. The Board evaluated these potential conflicts of interest and considered appropriate processes to mitigate them. Based on this evaluation and the Board’s perception of the value that Mr. Curling’s service would provide to the Company and its stockholders, the Board elected to waive certain provisions of the Company’s Code of Ethics and Conduct that could be implicated by Mr. Curling’s relationships with Decision Insight Information Group and New Kent Consulting LLC.

Board Leadership Structure; Meetings of Independent Directors

Since June 2010, the offices of Chief Executive Officer and Chairman have been separated. Until May 2011, Mr. Kennedy served as Chairman and Mr. Nallathambi became the Company’s Chief Executive Officer. In May 2011, Mr. Skilling was appointed as Chairman. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer is appropriate at this time as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions.

Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no Lead Director shall be elected. Mr. Skilling, an independent director, is the current Chairman and as a result we do not currently have a lead director. The Board feels that having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensure free and open discussion and communication among the non-management members of our Board, which are those directors who are not officers of the Company. In 2011, the non-management directors met eight times in executive session without management present. The Chairman chairs and coordinates the agenda for these executive sessions of the non-management directors.

In April 2012, Mr. Skilling informed the Board that he was considering the timing of his eventual retirement from the Board. In June 2012, Mr. Skilling formally announced to the Board that he intended to retire immediately prior to the Company’s 2014 annual meeting of stockholders, and in any event would only serve as Chairman of the Board until the earlier of (a) the time when the Board selects another Chairman in accordance with the Company’s Bylaws and (b) December 31, 2013. Accordingly, prior to such time the Board intends to develop a transition and succession plan for the Chairman position.

Risk Oversight

To maximize long-term stockholder value, the Board’s responsibilities in overseeing the Company’s businesses include oversight of the Company’s key risks and management’s processes and controls to regulate them appropriately. The Company’s management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee Charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•	having responsibility for the internal audit function, with that function reporting directly to the committee;

•	overseeing the independent registered public accounting firm;

•	receiving reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls;

•	reviewing periodically with counsel legal and regulatory matters that could have a significant impact on the company and could indicate emerging areas of risk;

•	overseeing the Company’s compliance program with respect to legal and regulatory requirements and risks; and

•

discussing with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management and internal and external auditors regarding the Company’s enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses and significant litigation.

Separately, the Compensation Committee oversees the Company’s compensation policies and practices and has assessed whether the Company’s compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. In arriving at that conclusion, the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which are either time vested or tied to the achievement of long-term Company objectives, the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that the Company employs and the approval process for certain compensation-related activities.

Board Meetings and Attendance

Our Board held 11 meetings during 2011. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by the Company’s Bylaws and the Delaware General Corporation Law.

Director Attendance at Annual Meetings

We encourage our directors to attend the annual meetings of our stockholders. Each of the Company’s directors nominated for election in 2011 attended the 2011 annual meeting, with the exception of Mr. O’Brien and Ms. Widener.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the lead director (if any) or any of the other non-management or non-executive directors of our Company (individually or as a group) by writing to such director(s) at the business addresses provided on the Investors section of our Web site under each director’s name in the corporate governance section at www.corelogic.com. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in any consecutive 12-month period in which the Company is a participant and any related person has a direct or indirect material interest. A related person includes a director, nominees for election as a director, executive officer, persons controlling over 5% of the Company’s common stock and the immediate family members of each of these individuals.

Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to the Company and related person.

If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.

The following types of transactions do not require pre-approval:

•	compensatory arrangements for service as an officer or director of the Company, provided such compensation is approved by the Compensation Committee;

•

transactions between the Company and its affiliates (other than directors and officers); transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with the Company;

•	ordinary course transactions involving annual payments of $100,000 or less; or

•

transactions involving indebtedness between the Company and a beneficial owner of more than 5% of the Company’s common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of the Company or an immediate family member thereof.

The Company has entered into the transactions discussed below, which have been approved or ratified in accordance with our related party transactions policy.

In 2010, in connection with the Separation, we issued shares of our common stock to FAFC and FATICO that resulted in FAFC directly or indirectly owning 12,933,265 shares of our common stock immediately following the Separation. On April 11, 2011, we repurchased 4 million of these shares of common stock for an aggregate purchase price of $75,800,000. As a result, as of December 6, 2011 (the date of the last 13D/A filed by FAFC), FAFC now beneficially owns approximately 8.4% of our common stock and therefore remains a related party. There are no contractual restrictions related to FAFC’s ability to dispose of the remaining 8,933,265 shares of our common stock that FAFC holds. However, we retain a right of first offer on future sales of our shares by FAFC. In connection with the Separation, FAFC has agreed to dispose of the shares by June 1, 2015 or bear any adverse tax consequences arising out of holding the shares for longer than that period.

The Company and FAFC entered into various agreements in order to complete the Separation. Specifically, the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with FAFC that governs the rights and obligations of the Company and FAFC in connection with the distribution of all outstanding shares of FAFC to the holders of FAC’s common stock. The Separation and Distribution Agreement also governs the relationship between the Company and FAFC subsequent to the completion of the Separation and provides for allocation between the Company and FAFC of FAC’s assets and liabilities. In the Separation and Distribution Agreement, the Company and FAFC agreed to share equally in the cost of resolution of a small number of corporate-level lawsuits, including a consolidated securities lawsuit. Responsibility to manage each case has been assigned to either FAFC or the Company, with the managing party required to update the other party regularly and consult with the other party prior to certain important decisions, such as settlement. The managing party will also have primary responsibility for determining the ultimate total liability, if any, related to the cases. The amount of any potential liability under this agreement cannot be determined.

In connection with the Separation, the Company and FAFC also entered into a Tax Sharing Agreement. Pursuant to the terms of the Tax Sharing Agreement, FAFC is contingently liable for certain tax liabilities incurred in connection with the Separation. The Company recorded a receivable from FAFC of $34.4 million for these contingent tax obligations as of December 31, 2011.

The Company also issued a promissory note to FAFC, in the principal amount of $19,900,000, relating to certain pension liabilities arising out of the Company’s former non-qualified pension plan that was assumed by FAFC in connection with the Separation. The promissory note was repaid in full in September 2011.

The Company currently leases its corporate headquarters at 4 First American Way, Santa Ana, California 92707 from FAFC pursuant to lease agreements that expire in December 2012. Rental expense associated with these properties totaled $4.4 million in 2011.

In June 2010, the Company and FAFC entered into several license agreements and statements of work. The Company and FAFC also entered into a cross-sell agreement whereby First American Title Insurance Company, a division of FAFC, will market certain of the Company’s services. In addition, during 2011, we entered into various commercial transactions with affiliates of FAFC. The revenue associated with the license agreements, cross-sell agreements and the various commercial transactions totaled $15.0 million in 2011. The expenses related to these transactions, which primarily related to purchase of sales of data and other settlement services, totaled $4.2 million in 2011. We cannot estimate the future amounts payable under these agreements since the amounts payable are dependent on services requested.

Highfields beneficially owns greater than 5% of our common stock and is therefore a related party. During 2011, Highfields purchased approximately $300,000 of data, analytics and other Company products pursuant to a contract entered into on an arm’s-length basis.

T. Rowe Price beneficially owns greater than 5% of our common stock and is therefore a related party. During 2011, T. Rowe Price purchased approximately $207,500 of data, analytics and other Company products pursuant to a contract entered into on an arm’s-length basis.

Executive Officers

The following provides information regarding the Company’s current executive officers.

Name	Position(s) Held	Age
Anand K. Nallathambi	President and Chief Executive Officer	50
Frank D. Martell	Chief Financial Officer	52
George S. Livermore	Group Executive and Executive Vice President for Data and Analytics	51
Barry M. Sando	Group Executive and Executive Vice President for Mortgage Origination Services and Default Services	52
Stergios Theologides	Senior Vice President, General Counsel and Secretary	45
James L. Balas	Senior Vice President, Controller	41

Officers of the Company are appointed annually by the Board in May – typically on the day of the annual meeting of stockholders.

•	Anand K. Nallathambi’s biography is set forth under the heading Proposal 1 — Election of Directors above.

•

Frank D. Martell has served as the Company’s Chief Financial Officer since August 29, 2011. From July 2010 to August 2011, Mr. Martell was president, chief executive officer and chief operating officer for the Western Institutional Review Board, a leading provider of review, approval and oversight for clinical research studies involving human subjects. Mr. Martell served as a director of the Western Institutional Review Board from December 2010 to December 2011. Previously, Mr. Martell served as chief financial officer from October 2009 to June 2010 for Advantage Sales and Marketing, a retail merchandising and marketing services company. From January 2007 to September 2009, Mr. Martell served as executive vice president and chief financial officer for Information Services Group, Inc., a technology insight, market intelligence and advisory services company, where he was responsible for global financial management, investor and rating agency relations and information technology operations. From 1996 to 2006, Mr. Martell held a number of leadership positions for ACNielsen Corporation, including vice president and treasurer, as well as chief financial officer, chief operating officer and president of Asia Pacific & Emerging Markets, executive vice president, marketing information group, and chief operating officer of ACNielsen and president Europe, Middle East & Africa. Since January 2012, Mr. Martell has been a member of the Operating Advisory Board of BV Investment Partners, a private equity firm.

•

George S. Livermore has served as the Company’s Group Executive and Executive Vice President for the Company’s data and analytics segment since June 2010. From September 2005 to June 2010, Mr. Livermore was president of FAC’s property information and services group within the information solutions company. Additionally, he served as president of First American Real Estate Solutions L.P. since its formation in 1998.

•

Barry M. Sando has served as the Company’s Group Executive and Executive Vice President for the mortgage origination services and default services segments since December 2011 and of the business and information services segment of the Company from June 2010 to December 2011. From 1997 to June 2010, Mr. Sando was president of the information and outsourcing solutions business segment of FAC. He also served as president of FAC’s flood zone certification subsidiary during 1997, served as its executive vice president from 1995 to 1997 and was employed by FAC’s tax service subsidiary from 1991 to 1995.

•

Stergios Theologides has served as the Company’s Senior Vice President, General Counsel and Secretary since June 2010. Mr. Theologides served as senior vice president and general counsel of the information solutions group of FAC from November 2009 until June 2010. Mr. Theologides served as the executive vice president and general counsel of Morgan Stanley’s U.S. residential mortgage business from 2007 to 2009, overseeing legal, compliance, operational risk, fraud prevention, quality assurance and consumer and community affairs for Morgan Stanley’s mortgage origination and servicing platforms. From 1998 to 2007, Mr. Theologides was the executive vice president and general counsel of New Century Financial Corporation, a $2.5 billion, NYSE-listed mortgage real estate investment trust with over $60 billion in 2006 loan originations through 7,500 employees in over 200 locations. At New Century, Mr. Theologides oversaw legal, compliance, privacy, security, consumer relations and government affairs. New Century filed for bankruptcy protection in April 2007 and was ultimately liquidated. Mr. Theologides began his career as a corporate and securities lawyer at O’Melveny & Myers, LLP.

•

James L. Balas has served as the Company’s Senior Vice President, Controller since March 2011. From April 2009 to March 2011, Mr. Balas was the vice president and corporate controller for Ameron International, an international manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets. From 2008 to 2009, Mr. Balas served as chief financial officer of Solar Integrated Technologies, a provider of commercial solutions for the production of solar electric power, and as vice president of finance from 2006 to 2008. From 2003 to 2006, Mr. Balas served as the director of finance and corporate development for Keystone Automotives Industries, a distributor of aftermarket automotive parts and accessories. From 1998 to 2003, Mr. Balas was with Ernst & Young LLP’s consulting division (acquired in May 2000 by Cap Gemini S.A.) where he served as senior manager, corporate development beginning in 2000.

Compensation Discussion and Analysis

This discussion and analysis of the compensation program for our named executive officers should be read in conjunction with the tables and text contained elsewhere in this Item 11 that describe the compensation awarded to, earned by or paid to the named executive officers in 2011.

Our Compensation Discussion and Analysis (“CD&A”) describes the Compensation Committee’s (the “Committee’s”) compensation philosophy, objectives, policies and compensation decisions made for “named executive officers” for 2011 listed below:

Named Executive Officer	Position as of December 31, 2011
Anand K. Nallathambi	President and Chief Executive Officer
Frank D. Martell	Chief Financial Officer
George S. Livermore	Group Executive and Executive Vice President for Data and Analytics
Barry M. Sando	Group Executive and Executive Vice President for Mortgage Origination Services and Default Services
Stergios Theologides	Senior Vice President, General Counsel and Secretary
James L. Balas	Senior Vice President, Controller
Anthony S. Piszel	Former Chief Financial Officer
Michael A. Rasic	Former Senior Vice President, Finance and Accounting

Mr. Sando served as Group Executive and Executive Vice President for the business and information services segment until December 2011 when the business was reorganized to focus on three segments - data and analytics, mortgage origination services and default services. Mr. Sando’s 2011 compensation was tied to the performance of the business and information services segment and, as a result, our discussion focuses on this segment rather than the two new segments he currently leads.

On February 10, 2011, Mr. Piszel resigned as Chief Financial Officer. During the gap between Mr. Piszel’s resignation and the commencement of employment by the current Chief Financial Officer, Mr. Martell, on August 29, 2011, Messrs. Rasic and Balas each served for a period of time as the Company’s principal financial officer. Mr. Rasic resigned effective September 1, 2011.

Executive Summary

2011 was a challenging year from a financial perspective, but a highly productive year in terms of positioning the Company for enhanced future results.

Financial Results

Our financial results fell short of our expectations, as the single most important driver of our business - residential mortgage origination volume—fell by approximately 20% in 2011 compared to 2010 based on statistics published by the Mortgage Bankers Association and data from significant mortgage originators. Although overall data and analytics segment performance was strong, the business and information services segment was negatively affected by lagging market demand in key sectors, lower equity earnings in the Company’s affiliates, softness in default services, lower flood certification volumes, and increased external cost of consumer credit data. As a result, our adjusted EBITDA from continuing operations was 11% lower than 2010 results and also fell short of our 2011 revenue, adjusted EBITDA and EBITDA margin financial targets by 1%, 8% and 7%, respectively.

Operational Improvements and Accomplishments

Despite the challenges presented by the market environment in 2011, our named executive officers improved operations and introduced aggressive actions to sharpen our focus on our core businesses, reduce our cost structure and better position us to capitalize on our competitive strengths. The more significant actions in 2011 that set the stage for future growth included:

•

Completion of a strategic review of our businesses, resulting in the decision to exit five non-strategic businesses and the reorganization of our remaining businesses into three core segments: data and analytics, mortgage origination services and default services;

•

Initiation of an aggressive cost reduction and productivity improvement program that achieved $20 million in cost reductions in 2011 and set the stage for more substantial reductions expected to lower our cost structure by an additional $60 million in 2012;

•	Outsourcing of our India operations through a large and complex sale of captive offshore operations to a leading third-party outsourcer;

•

Acquisition of RP Data Limited, an Australian real estate data firm, thereby contributing to diversification of revenues away from the U.S. real estate market and providing a platform for growth in that region; and

•	Refinancing of the Company’s debt through a new $550 million revolving credit facility, a $350 million term loan facility and the issuance of $400 million in 7.25% Senior Notes due 2021.

Executive Compensation Program Structures and Decisions Reflect Lower Financial Results

Notwithstanding the significant progress in positioning the Company for the future, the Committee’s pay-for-performance compensation approach resulted in executive management receiving below-target compensation in 2011 as a result of falling short of the Company’s 2011 financial targets. For example, based on below-target performance of the Company’s 2011 revenue, EBITDA and EBITDA margin goals, our CEO received a cash annual incentive bonus of $525,000 for 2011, which represents 44% of our CEO’s $1.2 million target annual cash and one-time incentive compensation opportunity for 2011. It also represents a 41% reduction in the CEO’s annual incentive bonus compared to 2010, when results were better and more in line with that year’s budget.

CoreLogic’s long-term incentive plans also demonstrate the pay-for-performance approach. The Company’s majority focus on performance-based long-term incentives and stock options requires the executive team to generate financial and stock price performance to achieve target levels of long-term incentive payouts. As of December 30, 2011, the estimated value of the CEO’s 2010 and 2011 long-term incentive awards is 35% of the target grant date fair value (see the table in Pay for Performance below for details).

Operational Improvements Beginning to Bear Fruit

With a more focused business profile and an aggressive cost reduction plan, we believe that CoreLogic is positioned for stronger financial results in 2012 and that stockholders will benefit from balanced revenue growth and enhanced margin profiles across our businesses. In the first quarter of 2012, net income from continuing operations was up 34.5% year-over-year, and the share price closed at $16.96 on April 27, 2012, an increase of over 31% year to date.

Key Elements of 2011 Executive Compensation Program and Strategy

In setting the mix of target total 2011 compensation for our named executive officers, the Committee sought to award a combination of direct cash and equity compensation with a high percentage of compensation composed of variable performance-based pay. The Committee took the following actions in 2011 which concretely reflected the compensation philosophy:

Program or Policy	2011 Summary

Rewards Strategy	• Maintained a rewards strategy that links total compensation to Company’s operating results and share price performance.

• Positioned target compensation at approximately market median levels.

Peer Group	• Set compensation and pay policies and practices following a comparison against a market peer group that includes companies with whom we compete for talent and are of a generally comparable size.

Base Salaries	• Established base salaries that reflect market-competitive pay levels

Annual Incentive Bonus (Incentive Compensation Plan, or ICP)

•    Performance for continuing operations was somewhat below target expectations. For the CEO, this translated into an award of 44% of his target bonus. For other corporate executives, this translated into an earned annual incentive award of 83% of target. The data and analytics segment had a stronger year, and the group executive earned an incentive award of 103% of target, while the business and information services segment experienced more challenges and the group executive earned an annual incentive award of 74% of target.

• Also assessed performance against certain pre-defined, one-time strategic goals that position the Company for enhanced results in future periods.

•    For 2012 ICP, added free cash flow as a metric, increased the weighting of Company financial performance to 80% of the annual incentive bonus opportunity for all named executive officers to emphasize team alignment and the importance of Company financial performance.

Long-Term Incentives (LTI)	• Continued to emphasize LTI compensation as the majority of total target compensation for named executive officers.

•    Placed a significant emphasis on performance-based awards with the 2011 long-term incentive strategy, with stretch results for 2013 earnings per share and EBITDA per share forming 40% of each executive’s target 2011 LTI award.

•    For 2012, the Company is reinforcing this performance emphasis by increasing the weighting of performance-based restricted stock units to 50% of total target annual grant value for CoreLogic’s named executive officers.

Retirement Programs	• The Company’s overall plans are aligned with the market. The supplemental executive retirement program that the Committee froze in 2010 remains closed to new participants.

Governance / Other

•    Adopted a formal policy prohibiting executive officer, director and employee transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

• For 2012, CoreLogic adopted: • Named executive officer stock ownership guidelines; • Share retention requirements; and • Recoupment policies.

• None of CoreLogic’s executive officers is eligible for a 280G excise tax gross-up in the event of termination following a change in control.

Our Compensation Philosophy and Objectives

The Committee has designed our named executive officer compensation program to enhance stockholder value by ensuring that a large part of compensation is performance-based variable compensation aligned to the Company’s performance. In addition, a named executive officer’s rewards are also partially influenced by (i) the performance of the officer’s business unit or function and (ii) a subjective analysis of the individual named executive officer’s performance. The Committee’s executive compensation decisions reflected its compensation philosophy of:

•	Paying for performance;

•	Attracting, motivating and retaining highly-qualified executive officers critical to our long-term success;

•	Aligning the interests of our executive officers with the interests of our stockholders;

•	Providing reasonable and competitive compensation levels in line with the Company’s peer group members, as identified by the Committee from time to time;

•

Rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but that will position the Company for enhanced results in future periods; and

•	Encouraging strategic long-term development and investment in the business.

Our Compensation Program Governance Practices

In making compensation decisions for our named executive officers, the Committee operates within a governance structure that provides for annual review of our executive compensation programs to ensure they support our compensation philosophy and ultimately serve the best interests of our stockholders. Key attributes of our compensation program governance are:

•	Evaluation of Company and business line performance compared to target performance;

•	Peer group analysis;

•	Evaluation of individual performance;

•	Independent compensation consultant advice;

•	Evaluation of trends in total stockholder return;

•	Risk management;

•	Exercise of Committee discretion; and

•	Analysis and adoption of emerging best practices in compensation and governance.

With respect to the adoption of emerging best practices in compensation and governance, among the practices we employ are the following:

•	We regularly compare our practices to our peer group with respect to our rewards programs to ensure that these are in line with current best practices;

•	We have performance-based vesting conditions in grants of restricted stock units;

•	We provide limited perquisites;

•	For 2012, we have recoupment provisions in our annual and long-term incentive plan award agreements;

•	For 2012, we have stock ownership and retention guidelines for our executive officers;

•	We do not provide tax gross-ups for compensation paid due to a change in control;

•	We do not provide single-trigger severance payments; and

•	We have separated the positions of CEO and Chairman.

We believe that each element of our executive compensation program helps us achieve one or more of our compensation objectives and that the relative mixture of executive compensation program elements helps us achieve all of our compensation objectives. The following table lists each material element of our executive compensation program and the compensation program objectives that it is designed to achieve. The following table also illustrates how our compensation philosophy guided the Committee’s 2011 compensation actions.

	Pay for Performance	Attract, Motivate & Retain Highly Qualified Executives with Competitive Pay	Align Executives; Interests with Stockholders	Encouraging Strategic Long-Term Investment in the Business
Peer Group		✓	✓
Base Salaries/Merit Increases	✓	✓
Annual Incentive Compensation Plan	✓	✓	✓
Long-Term Incentives	✓	✓	✓	✓
Retirement Plans			✓

2011 Say-on-Pay Votes on Compensation Decisions

Our stockholders are provided with an opportunity to cast an annual advisory vote on our executive compensation program through the say-on-pay proposal. At the 2011 Annual Meeting of Stockholders, we held our first stockholder advisory vote on compensation of our named executive officers, pursuant to which approximately 98% of the votes cast supported our say-on-pay proposal. The Committee has considered these strong results of the advisory votes and believes that our compensation programs achieve their stated objective of rewarding annual and long-term Company performance goals that create stockholder value. The Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Role of the Compensation Committee and the Chief Executive Officer

The Committee is composed of independent members of our Board. The Committee reviews and approves named executive officer base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. The Committee also reviews and recommends to the Board the form and level of director compensation. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of named executive officer compensation, in part by reviewing compensation data from comparable companies and from relevant surveys.

Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other named executive officers are made by the Committee after considering recommendations from the Chief Executive Officer and certain other named executive officers, as appropriate, as well as input from the Committee’s independent compensation consultant. No executive officer controls his or her own compensation. The Company’s Chairman, Chief Executive Officer, and as appropriate, its General Counsel, Chief Financial Officer and Senior Vice President, Human Resources, may attend the portion of the Committee’s meetings where individual named executive officer performance is discussed. Only Committee members may vote on named executive officer compensation decisions.

The Committee meets in executive session with its independent compensation consultant at most meetings.

Role of Independent Compensation Consultant

The Compensation Committee has retained Steven Hall & Partners (“Steven Hall”) as its independent compensation consultant to advise on the compensation of our named executive officers and directors. The Committee’s independent compensation consultant generally advises the Committee on the appropriateness of the Company’s compensation philosophy, peer group selection and general executive compensation program design. During 2011, as part of Steven Hall’s engagement with the Committee, Steven Hall:

•	advised on the selection of a peer group of companies for executive compensation comparison purposes;

•	provided comparative market data on director compensation practices and programs of peer companies and competitors;

•	provided guidance on industry best practices and emerging trends and developments in executive officer and director compensation;

•	analyzed pay survey data; and

•

advised on determining the total compensation of each of our named executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) long-term incentive awards.

The Committee retained its independent compensation consultant directly, although in carrying out assignments, the independent compensation consultant also interacted with Company management to the extent necessary and appropriate. The independent compensation consultant performed no additional services for the Company. The Committee has the sole authority to select, retain, and terminate the independent compensation consultant, as the Committee deems appropriate.

Pay for Performance

2011 was a challenging business environment for our Company due to the slow recovery of the global housing market. The single most important driver of our business - residential mortgage origination volume - fell by approximately 20% in 2011 compared to 2010 based on statistics published by the Mortgage Bankers Association and data from significant mortgage originators. Although overall data and analytics segment performance was strong, the business and information services segment was negatively affected by lagging market demand in key sectors, lower equity earnings in the Company’s affiliates, softness in default services, lower flood certification volumes, and increased external cost of consumer credit data. As a result, our financial results fell short of our goals for 2011. Our stock price also fell over the course of the year, closing at $12.93 at December 30, 2011, down 30% from the December 31, 2010 closing price of $18.52.

Despite the challenges presented by the market environment, through the course of the year, our named executive officers contributed substantially to the continued effort to improve operations and introduced aggressive actions to sharpen our focus on our core businesses, reduce our cost structure and better position us to capitalize on our competitive strengths.... With a more focused business profile and an aggressive cost reduction plan, we believe that CoreLogic is positioned for stronger financial results in 2012 and that stockholders will benefit from balanced revenue growth and enhanced margin profiles across our businesses. Indeed, these actions are bearing fruit in the first few months of 2012 with first quarter net income from continuing operations up 34.5% year-over-year and the closing share price on April 27, 2012 at $16.96, an increase of over 31% year to date.

The guiding principle of our executive compensation philosophy is to “pay for performance.” This philosophy forms the basis for our executive compensation program design, performance target setting, and the

Committee’s determination of compensation levels. To ensure responsible levels of executive compensation, the Committee evaluates the performance of the individual and the Company as a whole when determining incentive pay for executive officers. We believe this approach aligns compensation decisions with the long-term interests of the Company and its stockholders.

One significant way that this “pay for performance” approach manifests itself in an individual year is through changes to annual incentive compensation. For example, our Chief Executive Officer’s target annual incentive compensation for 2011 was $1.2 million, consisting of (i) a $1 million cash target tied to achievement of revenue, EBITDA and EBITDA Margin goals and pre-established individual performance goals, which we refer to as management by objectives (“MBOs”) and (ii) a $200,000 one-time incentive tied to achievement of certain strategic goals including successful outsourcing of our captive offshore operations, to be paid in 2012 in the form of a Restricted Stock Unit (“RSU”) award.

Based on below-target performance on the financial goals and notwithstanding achievement of the one-time long-term strategic goals, our CEO received a cash annual incentive bonus of $525,000 for 2011 and received no RSUs tied to the one-time strategic goals. This $525,000 annual incentive bonus represents only 44% of our CEO’s $1.2 million target incentive compensation for 2011. It also represents a 41% reduction in the CEO’s annual incentive bonus compared to 2010, when results were better and more in line with that year’s budget.

Likewise, CoreLogic’s LTI program requires delivering operating and share price performance in order to achieve the target level of award value. For example, at the time of grant, our CEO’s 2011 LTI awards were valued at $2,700,000 ($540,000 for RSUs; $1,080,000 for stock options and $1,080,000 for Performance-Based Restricted Stock Units (“PBRSUs”)). The RSUs he received have declined in value as the Company’s share price has declined. The stock options he received have a strike price of $17.24 per share, and were substantially underwater at year-end 2011. The PBRSUs are tied to aggressive EPS and EBITDA per share goals for 2013, and therefore are at risk of forfeiture absent significant improvement in earnings and EBITDA in 2012 and 2013. The CEO’s 2010 LTI awards also had a significant performance emphasis through PBRSUs requiring achievement of EBITDA per share goals to vest and stock options requiring stock appreciation to deliver value. The performance emphasis in the LTI structure is demonstrated by the CEO’s 2010 and 2011 LTI awards having an estimated December 30, 2011 value of 35% of the target grant date fair value.

CoreLogic CEO Long-Term Incentives

					Value at December 30, 2011
Grant Date	Grant Type	Grant Price		Grant Date Fair Value	Amount		% of Grant Date Fair Value
		($)		($000s)	($000s)		(%)
March 3, 2010	RSUs	$18.28	(1)	$637	$451	(2)	71%
June 1, 2010	PBRSUs	$18.76		$1,425	$564	(3)	40%
June 1, 2010	Options	$18.76		$1,698	—	(4)	—
March 16, 2011	RSUs	$17.24		$540	$405	(2)	75%
March 16, 2011	PBRSUs	$17.24		$1,080	$810	(5)	75%
March 16, 2011	Options	$17.24		$1,071	—	(4)	—

Total				$6,451	$2,230		35%

(1)	Grant price adjusted for the June 1, 2010 spin-off.
(2)	RSUs are valued at the December 30, 2011 closing price of $12.93.
(3)	June 1, 2010 PBRSUs are valued at the December 30, 2011 closing price of $12.93 and assume 57% achievement of original target expectations in accordance with period-end accounting assumptions.
(4)	Value represents the intrinsic value of the options (December 30, 2011 price minus grant price). Both the June 1, 2010 and the March 16, 2011 option grants were out-of-the-money based on the December 30, 2011 closing price of $12.93.

(5)	March 16, 2011 PBRSUs are valued at target in accordance with period-end accounting assumptions and the December 30, 2011 closing price of $12.93.

Pay Levels and Benchmarking

The Committee determines overall named executive officer compensation levels based on several factors, including each individual’s role and responsibility within the Company, each individual’s experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions and performance of the individual and the Company as a whole.

In order to determine competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies (“comparator companies”) that it considers appropriate comparators for these purposes. The comparator companies used by the Committee for 2011 compensation are identified below. In addition, the Company considers nationally-recognized survey data published by various consulting firms, such as Towers Watson and Mercer. The Committee considers compensation survey data that is scoped to a comparable revenue size for the Company, and is primarily general industry survey data. However, high technology segment survey data may be used periodically.

The Committee employed numerous factors to select the comparator companies, including similarities of business lines as well as comparable financial measures such as revenues, market capitalization, and margins. The Committee used the comparator companies in CoreLogic’s 2011 peer group as a market reference point for March 2011 compensation decisions. For 2012, the Committee reassessed the comparator companies and developed a new peer group based on the following principles:

•	CoreLogic’s most direct business and talent competitors should be included; and

•	The overall peer group should be constructed to be generally comparable to our post-restructuring size.

The 2011 and 2012 peer groups consist of the following companies:

2011 Peer Group	2012 Peer Group
Alliance Data Systems Corporation	Acxiom
Broadridge Financial Solutions, Inc.	Alliance Data Systems Corporation
Cognizant Technology Solutions Corporation	Broadridge Financial Solutions, Inc.
Convergys Corporation	Ciber, Inc.
DST Systems, Inc.	DST Systems, Inc.
The Dun & Bradstreet Corporation	The Dun & Bradstreet Corporation
Equifax, Inc.	Equifax, Inc.
Fidelity National Information Services, Inc.	FICO (Fair Isaac Corporation)
Fiserv, Inc.	Fidelity National Information Services, Inc.
Global Payments Inc.	Fiserv, Inc.
Lender Processing Services, Inc.	Gartner, Inc.
Paychex	IHS
Total System Services, Inc.	Jack Henry & Associates, Inc.
Verisk Analytics, Inc.	Lender Processing Services, Inc.
Verisk Analytics, Inc.

After considering the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determined each individual named executive officer’s target total compensation opportunity based on Company and individual performance and the need to attract, motivate and retain an experienced and effective management team. The Committee primarily examines the relationship of each named executive officer’s base salary, target annual incentive bonus opportunity and long-term incentive opportunity to market median data. The Committee does not believe, however, that compensation opportunities should be structured toward a uniform relationship to median market data. Accordingly, total compensation for specific individuals or roles will vary based on a number of factors including Company and individual performance, scope of responsibilities, tenure, experience, comparisons with other executives within the firm, institutional knowledge, external market compensation data, and/or difficulty in recruiting a replacement executive officer.

Compensation Structure

The Company’s named executive officer compensation program consists of three main elements, which are discussed in more detail below:

•

Base Salary: fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and performance and is designed to compensate individuals for their expected day-to-day performance;

•	Annual Incentive Bonus: cash-based variable pay designed to reward named executive officers primarily based on annual Company and/or business unit or function performance; and

•	Long-Term Incentives: stock-based awards that are designed to align our executive officers’ incentives with the long-term performance of the Company.

Pay Mix

The Committee has designed the Company’s compensation structure to focus our named executive officers on total Company performance and has weighted their pay mix heavily on performance-based incentive pay. The Committee believes that the overall pay mix balance and emphasis on long-term incentives reduces the temptation to take excessive business risks to enhance short-term reward outcomes. By following this balanced approach, the Committee endeavors to provide our named executive officers with a measure of security with respect to the minimum level of compensation to be received through base salaries, while motivating our named executive officers to focus on the business metrics that we believe will produce a high level of performance for the Company with corresponding increases in stockholder value. The Committee also seeks to provide an incentive for performance, while simultaneously reducing the risk of loss of top executive talent to competitors. The target pay mix for the Company’s Chief Executive Officer and the next three highest paid named executive officers in 2011 is displayed in the chart below:

Base Salary

The Committee sets named executive officer base salaries based on the individual’s position and current and sustained individual performance. Base salaries are paid in cash, reflect the executive officer’s experience and level of responsibility, and together with annual incentive awards, are intended to be competitive with annual compensation for comparable positions with comparator companies or the broader market. The Committee reviews base salaries annually and adjusts them, if appropriate, based on factors such as the Company’s, the business unit’s and the individual executive’s overall performance, changes to the executive officer’s roles and responsibilities, the executive officer’s length of service, and his or her base salary relative to those of similar individuals in peer companies or the broader market.

The Committee does not specifically weigh any one factor in setting base salaries, but makes a subjective judgment based on a consideration of various factors. Although the Committee generally targets base salaries at market median or below based on the Company’s peer group and relevant compensation survey data, the Committee also takes into account the factors described above, as well as the named executive officer’s potential as a key contributor and the potential cost of replacing the executive officer.

Other than for new hires, the Committee generally determines named executive officer base salaries in the first quarter of each year. The Committee may increase these amounts in its discretion. Following a market compensation assessment, in March 2011 the Committee exercised its discretion and increased the base salaries for Messrs. Nallathambi and Theologides to reflect market-competitive pay levels. The base salaries of the named executive officers from 2010 and 2011 are as follows:

Named Executive Officer	2010 Base Salary	2011 Base Salary	Percent Change
Nallathambi, Anand K.	$750,000	$800,000	6.7%
Martell, Frank D.(1)	—	$550,000	—
Livermore, George S.	$500,000	$500,000	—
Sando, Barry M.	$500,000	$500,000	—
Theologides, Stergios.	$300,000	$350,000	16.7%
Balas, James L.(2)	—	$275,000	—
Piszel, Anthony S.(3)	$650,000	$650,000	—
Rasic, Michael A.(4)	$325,000	$325,000	—

(1)	Mr. Martell commenced employment on August 29, 2011.
(2)	Mr. Balas commenced employment on March 14, 2011.
(2)	Mr. Piszel resigned effective February 10, 2011.
(3)	Mr. Rasic resigned effective September 1, 2011.

Annual Incentive Bonus

The annual incentive bonus is a critical component of the named executive officer compensation program, rewarding executive officers primarily based on annual performance of the Company and/or the executive officer’s business unit or functional area. When considered in combination with other compensation components, the annual incentive bonus ensures balanced emphasis on growth initiatives and prudent risk taking, while remaining consistent with the Company’s emphasis on long-term incentives as opposed to short-term cash payouts.

As part of the rewards strategy, the Committee first establishes target bonus opportunities at levels generally aligned with market median annual incentive opportunities, except where performance warrants a different amount or the change represents a dramatic shift in cash opportunity available to the named executive officer. Next, the Committee awards performance units under the 2006 Plan or the 2011 Plan for awards issued after May 2011, in order to permit the Company to deduct for tax purposes under Section 162(m) of the Code the entire amount of the annual bonus. The number of performance units awarded to each named executive officer is established at twice the target bonus opportunity that is payable to the named executive officer if specified performance measures are achieved. Then, after the year has ended and the Committee determines the actual bonus for each named executive officer, the appropriate number of performance units is converted into cash or restricted stock units and paid to the executive officer, with the remaining units being canceled. No award is payable unless the Company’s 2011 adjusted net income exceeded a $50 million minimum level. If this initial performance hurdle is satisfied then, in order for any bonus to be paid, the Company must have also achieved a threshold performance level of 84% of budgeted performance for a particular performance measure. At this threshold performance level, 50% of the target bonus is payable; at the target performance level, 100% of the target bonus is payable; and at the superior performance level of 120% of budgeted performance, 200% of the target bonus is payable. No bonus is earned for performance below the threshold amount. Total cash payable under the performance units is capped at 200% of target. Notwithstanding the bonus program design, the Committee retains the discretion to increase or decrease the actual annual bonus.

For 2011, in addition to the annual target bonus opportunity, named executive officers were eligible to receive an additional one-time incentive based on pre-defined strategic goals which positioned the Company for enhanced results in future periods; payable in the Committee’s discretion either in cash or in the form of restricted stock units with vesting in three equal annual installments beginning on the first anniversary of the award. As with the target annual incentive bonus, this one-time incentive bonus opportunity was structured through award of performance units equal to two times the target one-time incentive target amount. Likewise, no award was payable unless, as was the case, the adjusted net income of the Company for 2011 was at least $50 million. See below for additional details regarding the target annual bonus awards and special one-time incentive for the named executive officers.

Details of the annual incentive bonus targets are as follows:

	2011 Target Incentive	One-Time Incentive
Named Executive Officer	(% of Base Salary)
Nallathambi, Anand K.	125%	25%
Martell, Frank D.	125%	—
Livermore, George S.	100%	20%
Sando, Barry M.	100%	20%
Theologides, Stergios	80%	16%
Balas, James L.	40%	14%
Piszel, Anthony S.	—	—
Rasic, Michael A.	—	—

Messrs. Nallathambi, Martell, Theologides and Balas: The annual incentive opportunities for Messrs. Nallathambi, Martell, Theologides and Balas were based on results of the entire Company. During the third quarter, the Company determined that five business units would be exited and, as a result, the Committee exercised its discretion and excluded the financial results of any discontinued business during the second half of the year with respect to the 2011 annual incentive opportunity for Messrs. Nallathambi, Martell, Theologides and Balas. The Committee established performance measures based on adjusted revenue, adjusted EBITDA and adjusted EBITDA margin. As contemplated in the award design, adjusted EBITDA and adjusted EBITDA margin are determined without regard to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, (f) foreign exchange gains and losses and (g) the effects of a stock dividend, stock split or reverse stock split. The Committee selected these measures in order to provide a balanced focus on performance across several key metrics aligned with growth and profitability. In addition, the Committee believes these measures drive stockholder value. The incentive opportunities were weighted 80% (65% for Messrs. Theologides and Balas) to Company performance goals and 20% (35% for Messrs. Theologides and Balas) to MBOs. A named executive officer’s MBOs are stretch goals aligned to growth objectives, which are critical to the Company’s short and long-term performance that are otherwise not measurable through the financial performance metrics. For Messrs. Nallathambi, Martell, Theologides and Balas, the MBOs included a combination of the following objectives:

achievement of revenue growth targets, strengthening infrastructure and capabilities, and developing and delivering against long-term strategic goals. The MBO component of the annual bonus is not funded unless the 84% Company financial performance is met. The weighting, targets, and actual performance for the respective measures are outlined in the table below.

Financial Performance Metric (1)	Percentage of Total Incentive Award (1)	Budget (In millions, except percentages)	Actual 2011 Results (In millions, except percentages)	Percentage Achieved
2011 Corporate adjusted EBITDA Margin	27%	21.1%	19.6%	93%
2011 Corporate adjusted EBITDA	27%	$330.4	$303.2	92%
2011 Corporate adjusted Revenue	26%	$1.566	$1.546	99%
Individual Performance Goals/MBOs	20%	—	—	—

(1)	2011 performance budgets were adjusted for the second half of the year to account for discontinued operations.

For financial performance metrics, achievement of budget performance yields a payout at target. Threshold performance was defined as 84% of budget for 2011, and equates to a 50% of target award. Maximum performance is defined as 120% of budget, and equates to a 200% of target award.

Messrs. Livermore and Sando: The 2011 annual incentive opportunity for Mr. Livermore was focused primarily on results for the data and analytics segment and the 2011 annual incentive opportunity for Mr. Sando was focused primarily on results for the business and information services segment. The incentive opportunities were weighted 70% to segment performance and 30% to MBOs. For Messrs. Livermore and Sando, the MBOs included a combination of the following objectives: growth opportunities, strengthening infrastructure and capabilities, and developing and delivering against long-term strategic goals for their respective business segments. The MBO component of the annual bonus is not funded unless the 84% Company financial performance measures are met. The weighting, targets, and actual performance for the respective measures are outlined in the tables below.

Data and Analytics 2011 Targets and Achievements

Metric	Percentage of Target	Budget (In millions, except percentages)	Actual 2011 Results (In millions, except percentages)	Percentage Achieved
2011 Segment adjusted EBITDA Margin	23%	25.2%	25.4%	101%
2011 Segment adjusted EBITDA	23%	$183.8	$197.5	107%
2011 Segment adjusted Revenue	24%	$728.7	$777.4	107%
Individual Performance Goals/MBOs	30%	—	—	—

Business and Information Services 2011 Targets and Achievements

Metric	Percentage of Target	Budget (In millions, except percentages)	Actual 2011 Results (In millions, except percentages)	Percentage Achieved
2011 Segment adjusted EBITDA Margin	23%	22.7%	20.8%	92%
2011 Segment adjusted EBITDA	23%	$190.2	$164.0	86%
2011 Segment adjusted Revenue	24%	$839.4	$789.3	94%
Individual Performance Goals/MBOs	30%	—	—	—

Based on 2011 Company and segment performance, funding for the annual incentive bonuses was slightly above target for Mr. Livermore whose segment exceeded budgeted revenue and EBITDA measures and slightly above threshold for Mr. Sando whose segment results were modestly lower than target.

Special One-Time Incentives tied to 2011 Strategic Projects

In addition to the annual incentive bonus opportunity for 2011, the Committee also sought to incentivize the named executive officers to achieve some longer-term strategic initiatives including monetizing identified non-strategic investments that required substantial effort in 2011.

The cash awards for the 2011 annual incentive plan, provided in 2012, are reflected in the non-equity incentive plan compensation column in the 2011 Summary Compensation Table. The one-time incentive awards were granted in 2012 in the form of time-vested RSUs. As required by applicable rules, these awards are not reflected in the 2011 Summary Compensation Table, but rather will be reflected in the stock awards column in the 2012 Summary Compensation Table.

The table below summarizes the target and actual annual and one-time incentive awards that comprise 2011 annual incentive compensation.

Named Executive Officer	2011 Target Annual Incentive (% of Base Salary)	2011 Actual Annual Incentive Cash Award (% of Base Salary)	One-Time Incentive (% of Base Salary)	2011 Actual Annual Incentive Award ($)	One-Time Incentive Award (3)
Nallathambi, Anand K.	125%	66%	—	$525,000	—
Martell, Frank D.	125%	76%	27%	$418,618	$150,000
Livermore, George S.	100%	103%	34%	$517,031	$170,140
Sando, Barry M.	100%	74%	34%	$371,927	$170,140
Theologides, Stergios	80%	66%	34%	$231,582	$120,000
Balas, James L.(1)	40%	45%	25%	$125,000	$68,750
Piszel, Anthony S.(2)	—	—	—	—	—
Rasic, Michael A.(2)	—	—	—	—	—

(1)	Annual incentives for Mr. Balas were adjusted upward in recognition of his individual performance and his contributions in support of the strategic review process.
(2)	Messrs. Piszel and Rasic were not eligible as they resigned from their positions in 2011.
(3)	One-time incentive awards were granted in 2012 in time-vested RSUs and will vest in equal annual installments on the first three anniversaries of the grant date.

Long-Term Incentives

The Company’s long-term incentive compensation program emphasizes achievement of long-term operating objectives and stockholder value creation through a focus on RSUs, PBRSUs and stock options. The Committee believes that utilizing a portfolio of long-term incentive vehicles with majority weighting on performance-based vehicles (PBRSUs and stock options) balances the need to reward superior performance with the desire to align our named executive officers with stockholders through equity ownership. When considered in combination with other Company compensation components, long-term incentives ensure balanced emphasis on growth initiatives and appropriate risk taking.

For 2011, long-term equity incentive compensation represented the largest component of the total named executive officer compensation package. Each named executive received a target long-term equity incentive award granted 40% in the form of PBRSUs, 40% in the form of stock options and 20% in the form of RSUs. In determining the amounts of the equity compensation awarded, the Committee considered a variety of factors including: individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, and our desired mix of fixed vs. performance-based pay. For 2012, the Committee has shifted the equity vehicle mix to 50% PBRSUs, 30% stock options and 20% RSUs. The PBRSUs will vest three years from the grant date contingent upon achieving one-year adjusted earnings per share (“EPS”) results.

Performance-Based Restricted Stock Units

PBRSUs granted in March 2011 have a one-year performance period — January 1 through December 31, 2013 — in which the awards will vest from 0% to 200% of target depending on actual performance. Seventy percent of PBRSUs vest based on 2013 adjusted EPS results and the remainder of the PBRSUs vest based on 2013 adjusted EBITDA per share results. The Committee selected the adjusted EPS and adjusted EBITDA per share metrics because the Committee believed that growth in these metrics would lead to stockholder value creation and because they are considered by our stockholders to be key performance metrics. The Committee determined target performance levels based on stretch performance goals.

Stock Options

Forty percent of the March 2011 award grant value was in the form of stock options vesting in three equal installments on the first, second, and third anniversaries of the grant date. The stock option awards have an exercise price that is equal to the closing price of our common stock on the date of grant. Thus, these awards provide an incentive to grow overall stockholder value as they provide a reward to the named executive officers if the Company’s stock price appreciates above the exercise price.

Restricted Stock Units

The remaining 20% of the March 2011 award grant value was in the form of RSUs vesting in three equal installments on the first, second, and third anniversaries of the grant date. Entitlement to these awards is contingent upon the Company’s achievement of net income for 2011 of $50 million or more. These awards encourage executive retention as the vesting condition is continuous employment by the executive officer following the grant date in addition to aligning the interest of the named executive officers with those of stockholders as the value increases or decreases in conjunction with the Company’s stock price.

In 2011, we positioned our long-term incentives at approximately the market median. This positioning is considered sufficient to enable us to be competitive in overall compensation, while allowing for additional awards to be earned if performance is strong. Details of the 2011 grant awards are in the table below.

Named Executive Officer	March 2011 RSUs Granted	March 2011 Stock Options Granted	March 2011 PBRSUs Granted(1)
Nallathambi, Anand K.	31,322	187,935	62,645
Martell, Frank D. (2)	19,383	116,298	38,766
Livermore, George S.	8,700	52,203	17,401
Sando, Barry M.	8,700	52,203	17,401
Theologides, Stergios.	3,132	18,792	6,264
Balas, James L. (3)	1,933	11,598	3,866
Piszel, Anthony S. (4)	—	—	—
Rasic, Michael A (4)	—	—	—

(1)	PBRSU amounts shown at target performance level. The amount that eventually vests may vary from 0% to 200% of target depending on performance.
(2)	Mr. Martell was granted equity awards on August 30, 2011, the day after his start date of August 29, 2011.

(3)	Mr. Balas’ equity awards were granted on September 27, 2011.
(4)	Mr. Piszel and Mr. Rasic were not granted equity awards in 2011 as they announced their intention to resign prior to the 2011 grant date.

Timing of Equity Grants

After Committee approval, the Company generally issues annual equity awards to named executive officers on the second day on which the NYSE is open for trading following the filing of the Company’s Annual Report on Form 10-K. In the case of RSUs denominated in dollars and stock options, pricing (that is, the number of shares or units issued for each dollar denominated RSU award or the exercise price with respect to stock options) is determined as of that date. The price of the Company common stock used for these purposes is the last sale price reported for a share of the Company’s common stock on the NYSE on that date. With respect to new hire grants and employees other than executive officers, the methodology is the same, except that awards are issued on the 20th day of the third month of the calendar quarter that follows the date on which the Committee approved the awards.

Consideration of Prior Amounts Realized

The Company’s philosophy is to incentivize and reward named executive officers for future performance. Accordingly, prior stock compensation gains (option gains or restricted stock awarded in prior years) are not considered in setting future compensation levels.

Retirement and Employee Benefit Plans

Named executive officers are entitled to the same benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement) including a 401(k) savings plan, health care, life insurance and other welfare benefit programs. In designing these benefits, the Company seeks to provide an overall level of benefits that are competitive with those offered by similar companies in the markets in which the Company operates. The Company believes that these employee benefits provide a valuable recruiting and retention mechanism for its named executive officers and enable the Company to compete more successfully for qualified executive talent.

Executive Supplemental Benefit Plan and the Pension Restoration Plan

Named executive officers may participate in the Company’s Executive Supplemental Benefit Plan (the “Executive Supplemental Benefit Plan”) and the Pension Restoration Plan retirement plans. On November 18, 2010, the Company amended the Executive Supplemental Benefit Plan to freeze benefits as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; service after 2010 is not recognized, except for vesting purposes; and the plan will not accept new participants after 2010. The Pension Restoration Plan is limited to individuals who became participants before 1995. Explanation of the these plans can be found in the Pension Benefits table below.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, the Company amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the Executive Supplemental Benefit Plan. Mr. Piszel received a $208,000 discretionary Company contribution in 2010. On February 10, 2011, the Company announced that Mr. Piszel resigned as Chief Financial Officer and, in connection with his resignation, this contribution was forfeited. Mr. Theologides received discretionary contributions of $60,000 and $70,000 in 2010 and 2011, respectively.

Pension Plan

Prior to the Separation, the Company also sponsored a qualified defined benefit plan. On June 1, 2010, FAFC assumed responsibility for the obligations under this plan and the Company no longer sponsors a qualified defined benefit plan.

Other Benefits

On June 8, 2010, the Committee approved a relocation assistance package for Mr. Nallathambi in connection with his relocation to the Santa Ana area as a result of his appointment as Chief Executive Officer, consisting of payment of (a) customary closing costs on the sale of his existing house and the purchase of a new house, (b) duplicate housing carrying costs, (c) moving expenses, (d) expenses related to temporary living arrangements, and (e) a relocation allowance. The relocation package also provided Mr. Nallathambi assistance with the payment of income taxes associated with the sale of his existing house and purchase of his new house, as well as first mortgage interest rate buydown assistance. Mr. Nallathambi’s relocation package was consistent with the elements of the Company’s executive relocation program. The aggregate amount of Mr. Nallathambi’s relocation package was to be less than $673,081 in aggregate. In 2011, Mr. Nallathambi was reimbursed $161,134. Additional relocation reimbursements to Mr. Nallathambi are not anticipated.

On January 1, 2011, the Company introduced an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (up to a maximum of $1 million) in group universal life insurance.

Further details regarding perquisites are found in the 2011 Summary Compensation Table and accompanying footnotes.

Adjustment or Recovery of Awards

During 2011, the Company had no specific policies to adjust or recoup prior awards in the event of a financial restatement or otherwise. However, under Section 304 of the Sarbanes-Oxley Act of 2002, as amended, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer shall reimburse the Company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such financial reporting requirement and any profits realized from the sale of securities of the Company during that 12-month period. Our long-term incentive plan agreements and the awards to be granted pursuant to the 2011 Plan include a provision which subjects them to any claw-back or similar policy adopted by the Company, as well as similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the units or any shares or other cash or property received with respect to the awards. As discussed below the Company adopted a recoupment policy in 2012 that covers all of its incentive plans.

Employment Agreements and Severance Arrangements

Each named executive officer employed by the Company as of December 31, 2011 has entered into an employment agreement with the Company. The Committee believes that offering employment agreements to key executive officers is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms vary. For additional information regarding the terms of the employment agreements that the Company has entered into with certain of our named executive officers, see Employment Agreements below.

On February 10, 2011, the Company announced that Mr. Piszel resigned as Chief Financial Officer effective February 10, 2011, and would depart from the Company on June 1, 2011. On February 22, 2011, the Company

entered into a Separation and General Release Agreement (the “Piszel Separation Agreement”) with Mr. Piszel. The Piszel Separation Agreement provides that the Company would pay Mr. Piszel (a) an aggregate of $1,008,000 in connection with his separation from the Company, subject to applicable withholdings, and (b) up to a maximum of $20,000 in continued group health insurance premiums under COBRA through June 1, 2012, in the event he timely elected to obtain such coverage. The Piszel Separation Agreement also provided that Mr. Piszel’s outstanding equity awards shall vest and become exercisable in accordance with the terms of the applicable equity award agreements through June 1, 2011. Any outstanding equity awards that had not vested as of June 1, 2011 were forfeited, with the exception of 22,205 of Mr. Piszel’s bonus RSUs which will vest on June 1, 2012. Pursuant to the Piszel Separation Agreement, Mr. Piszel released the Company from claims and agreed not to disparage the Company.

In November 2010, the Company reported that Mr. Rasic intended to resign effective as of April 1, 2011. In February 2011, Mr. Rasic was designated as the Company’s principal financial officer in connection with Mr. Piszel’s resignation as the Company’s Chief Financial Officer, and Mr. Rasic agreed to remain with the Company through June 30, 2011 and agreed to serve as the Company’s principal financial officer pending the selection of a new Chief Financial Officer. In connection with Mr. Piszel’s resignation, Mr. Rasic was offered a special retention award to remain at the Company through September 1, 2011. Mr. Rasic was paid a $130,000 retention award contingent on his continued employment through September 1, 2011. On September 1, 2011 the Company entered into a Separation and General Release Agreement (the “Rasic Separation Agreement”) with Mr. Rasic. The Rasic Separation Agreement provides that the Company would pay Mr. Rasic (a) an aggregate of $325,000 in connection with his separation from the Company, subject to applicable withholdings, (b) up to twelve months in continued group health insurance premiums under COBRA and (c) up to $14,000 in executive career transition services. The Rasic Separation Agreement also provided that Mr. Rasic’s outstanding equity awards shall vest and become exercisable in accordance with the terms of the applicable equity award agreements through September 1, 2011. Any outstanding equity awards that had not vested as of September 1, 2011, were forfeited with the exception of 8,213 of Mr. Rasic’s bonus RSUs which will vest on September 1, 2012. Pursuant to the Rasic Separation Agreement, Mr. Rasic released the Company from claims and agreed not to disparage the Company.

Change in Control Agreements

The Company’s 2011 Plan, 2006 Plan (except as otherwise provided in an award agreement), 1996 Option Plan, 1997 Directors’ Stock Plan (except as otherwise directed by the Company’s Board of Directors), the Executive Supplemental Benefit Plan and the Deferred Compensation Plan generally provide for accelerated vesting of award or benefits, as the case may be, in the event of a change in control of the Company. Award agreements evidencing RSUs issued in 2007 through 2011 provide that vesting will not accelerate as a result of a change in control that has been approved by the Company’s incumbent Board of Directors prior to the change in control. In addition, the Executive Supplemental Benefit Plan provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.

In addition to our equity compensation plan and award agreement provisions which provide for acceleration upon a “change in control,” the Company has entered into change in control agreements with certain executive officers which provide these officers with certain payments upon separation from the Company following a “change in control.” Details of the program are outlined below.

During 2010, the Compensation Committee approved a new form of change in control agreement (the “Change in Control Agreement”). In January 2011, Messrs. Nallathambi, Livermore, Sando and Theologides entered into the Change in Control Agreement with the Company, terminating and replacing their prior change in control agreements. Messrs. Martell and Balas entered into Change in Control Agreements with the Company on August 29, 2011, and March 14, 2011, respectively.

Under the Change in Control Agreement, a “change in control” means any one of the following:

•	a merger or consolidation of the Company in which the Company’s stockholders end up owning less than 50% of the voting securities of the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company;

•

a change in the composition of the Company’s Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

•	the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of the Company’s voting securities.

Under the Change in Control Agreement, if the termination of the named executive officer’s employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, the Company will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

•	the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

•	between one and a half and three times the executive officer’s target annual cash bonus amount established for the fiscal year in which the termination occurs; and

•	between one and a half and three times the executive officer’s annual base salary in effect immediately prior to the date of termination.

In addition, for a period ranging from eighteen to thirty-six months and subject to the executive officer’s continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, the Company will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer’s dependents). To the extent that the executive officer cannot participate in the plans previously available, the Company will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the “Total Payments”), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive officer is greater after giving effect to such reduction than if no such reduction had been made.

The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term an additional year. All agreements with current named executive officers have since been extended through December 31, 2012.

Because Messrs. Piszel and Rasic are no longer employed by the Company, their Change in Control Agreements have not been included in this discussion.

For a description of the calculations and further explanation of the payments due to the named executive officers upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control tables below.

2012 Compensation Policies and Provisions

For 2012, the Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. The new policies include executive stock ownership and retention guidelines requiring our executive officers to hold a fixed amount of company stock and incentive recoupment provisions which enable the Company to recover performance-based compensation to the extent we later determine that performance goals were not actually achieved.

The new policies and provisions, which have been implemented as of March 1, 2012, are discussed in more detail below:

Executive Stock Ownership Guidelines and Retention Requirements

We have adopted formal guidelines requiring our named executive officers to own a fixed amount of Company stock. The guidelines are based on a multiple of base salary as outlined below:

•	Chief Executive Officer: six times annual base salary;

•	Chief Financial Officer and Group Executive: three times annual base salary; and

•	Other Named Executive Officers: one times annual base salary.

Covered executive officers have five years from the date of hire or promotion to the covered position to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions will count toward the requirement; stock options will not count toward the ownership requirement. Furthermore, we have adopted a share retention requirement which provides that all covered executives must hold at least 50% of net (after tax) shares until the stock ownership guidelines described above are achieved.

Recoupment Provisions

We have adopted recoupment provisions which allow the Company to recover performance-based compensation to the extent that we later determine that applicable performance goals were not actually achieved due to financial restatement or ethical misconduct. We have also added non-compete claw-backs in termination agreements for all named executive officers. This policy applies to all performance-based incentive plans including but not limited to the annual incentive bonus and performance-based equity awards described above.

Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of long-term incentive grants to named executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, the Company calculates the fair value of the option and takes that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, the Company calculates the fair value of the award upon grant, and adjusts the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to named executive officers have been structured in a manner intended to qualify under this exception for performance-based compensation. Other compensation may be subject to the $1 million deduction limit.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and in the Company’s proxy statement for its 2012 annual meeting of stockholders.

Compensation Committee

Paul Folino, Chairman

D. Van Skilling

J. David Chatham

Thomas C. O’Brien

2011 Summary Compensation Table

The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation		Total
		($)	($)		($)	($)	($)		($)	($)		($)
Anand K. Nallathambi	2011	790,192	—		1,619,991	1,071,230	525,000	(6)	582,339	163,940	(7)	4,752,692
President & Chief	2010	736,538	—		2,062,463	1,697,691	893,625		—	102,719		5,493,036
Executive Officer	2009	700,000	—		662,000	—	490,000		279,281	20,841		2,152,122

Frank D. Martell (8)	2011	169,231	—		659,991	481,474	418,618		—	1,251		1,730,565
Chief Financial Officer

George S. Livermore	2011	500,000	—		449,981	297,557	517,031		596,510	7,603		2,368,682
Group Executive and	2010	459,615	—		1,348,091	789,275	621,750		24,458	14,248		3,257,437
Executive Vice President	2009	350,000	—		551,978	—	669,740		480,846	6,211		2,058,775

Barry M. Sando	2011	500,000	—		449,981	297,557	371,927		804,539	6,662		2,430,666
Group Executive and	2010	459,615	—		1,363,803	789,275	492,375		37,621	12,887		3,155,576
Executive Vice President	2009	350,000	—		523,031	—	698,940		330,879	5,018		1,907,868

Stergios Theologides	2011	339,615	—		161,987	107,114	231,582		—	72,002	(9)	912,300
Senior Vice President, General Counsel and Secretary

James L. Balas (10)	2011	211,538	70,000	(11)	65,993	48,016	125,000		—	1,346		521,893
Senior Vice President, Controller

Anthony S. Piszel (12)	2011	295,000	—		—	—	—		—	301,416	(13)	596,416
Former Chief Financial Officer	2010 2009	609,616 451,924	800,000 250,000	(14) (15)	2,066,826 499,980	1,295,607 —	774,475 756,574		— —	208,000 350,000		5,754,524 2,308,478

Michael R. Rasic (16)	2011	230,000	130,000	(17)	—	—	—		—	367,274	(18)	727,274
Former Senior Vice President, Finance and Accounting	2010	320,192	225,000	(19)	384,340	268,051	244,791		—	6,293		1,448,667

(1)	Effective March 1, 2011, Mr. Nallathambi’s annual salary increased from $750,000 to $800,000 and Mr. Theologides’ annual salary increased from $300,000 to $350,000.
(2)	Reflects the aggregate grant date fair value of stock awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. In connection with the Separation on June 1, 2010, all unvested RSUs granted to the Company’s employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. We valued the PBRSUs as of the grant date by multiplying the closing price of our common stock on that date by the target number of PBRSUs that will vest upon achievement of the target performance. If the highest performance target is met or exceeded, the value of the awards at grant date would be as follows: Mr. Nallathambi - $2,160,000; Mr. Martell - $879.988; Mr. Livermore - $599,986; Mr. Sando - $599,986; Mr. Theologides - $215,983; and Mr. Balas - $87,990.
(3)	Reflects the aggregate grant date fair value of stock option awards, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values.
(4)	Represents the cash portion of the annual incentive bonus that was paid through performance units under our 2006 Plan or 2011 Plan.
(5)

For 2011, the amounts reflect the change in the present value of the life annuity from the end of fiscal year 2010 to the end of fiscal year 2011 for the Executive Supplemental Benefit Plan with respect to Messrs. Nallathambi, Livermore and Sando, and the Pension Restoration Plan with respect to Mr. Sando only. The amounts in the column do not include earnings under the Company’s deferred compensation plan as such earnings were neither above market nor preferential. See the Pension Benefits table below under “—Pension Benefits for 2011” for assumptions used in calculating these amounts. A significant portion of the increase in pension value is attributable to a 1% decrease in the interest rate assumption, or $400,000 for Mr. Nallathambi, $380,000 for Mr. Livermore and $525,000 for Mr. Sando.
(6)	Although Mr. Nallathambi would have received non-equity incentive plan compensation for 2011 of approximately $747,000 based on Company achievement of specified performance targets and MBOs, Mr. Nallathambi recommended, and the Compensation Committee approved, a lower amount of $525,000.
(7)	Represents amounts paid by the Company on behalf of Mr. Nallathambi as follows: (a) life insurance premiums of $1,006, (b) life insurance premiums for a universal life policy of $1,800, and (c) a $161,134 relocation allowance.
(8)	Mr. Martell’s employment with the Company commenced on August 29, 2011.
(9)	Includes a $70,000 Company contribution on behalf of Mr. Theologides to the Company’s Deferred Compensation Plan.
(10)	Mr. Balas’ employment with the Company commenced on March 14, 2011.
(11)	Represents a $70,000 one-time sign-on bonus that was paid to Mr. Balas on April 1, 2011.
(12)	Mr. Piszel resigned as the Company’s Chief Financial Officer on February 10, 2011.
(13)	Represents amounts paid by the Company on behalf of Mr. Piszel as follows: (a) life insurance premiums for a universal life policy of $2,310, (b) COBRA reimbursement of $8,337, and (c) severance payments of $290,769 in accordance with the Separation and General Release Agreement entered into between the Company and Mr. Piszel on February 22, 2011. Mr. Piszel’s total separation payment is $1,008,000. The remaining $717,231 will be paid in 2012 in bi-weekly payments together with one lump sum payment on June 1, 2012.
(14)	Represents a one-time cash bonus paid by the Company to Mr. Piszel in recognition of his performance in connection with the Separation transaction.
(15)	Represents a sign-on bonus paid by the Company to Mr. Piszel pursuant to the terms of Mr. Piszel’s employment agreement.
(16)	Mr. Rasic was not a named executive officer in 2009. Accordingly, only information for 2010 and 2011 is presented. In November 2010, the Company reported that Mr. Rasic intended to resign effective as of April 1, 2011. Mr. Rasic was designated as the Company’s principal financial officer in February 2011 in connection with Mr. Piszel’s resignation as the Company’s Chief Financial Officer effective February 10, 2011 and was replaced as principal financial officer by Mr. Balas in May 2011.
(17)	To assist in Mr. Balas’ onboarding and transition pending the hiring of a new Chief Financial Officer, Mr. Rasic was offered a special retention award of $130,000 to remain at the Company through September 1, 2011.
(18)	Represents amounts paid by the Company on behalf of Mr. Rasic as follows: (a) life insurance premiums for a universal life policy of $538, (b) life insurance premiums of $67, (c) COBRA reimbursement of $4,168, (d) severance payments of $325,000 in accordance with the separation and general release agreement entered into between the Company and Mr. Rasic in September 2011, (e) payment of accrued PTO of $27,500, and (f) payment of $10,000 for outplacement services on behalf of Mr. Rasic.
(19)	Represents a one-time cash bonus paid by the Company to Mr. Rasic in recognition of his performance in connection with the Separation transaction.

Grants of Plan-Based Awards for 2011

The following table sets forth information concerning awards made to each of the named executive officers under the 2006 Plan and 2011 Plan during 2011, other than Messrs. Rasic and Piszel who did not receive awards in 2011.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards(4) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anand K. Nallathambi
Performance Units	3/1/2011	3/1/2011	2,395,440
RSUs	3/16/2011	3/1/2011					31,322				539,991
PBRSUs	3/16/2011	3/1/2011				31,323	62,645	125,290			1,080,000
Options	3/16/2011	3/1/2011							187,935	17.24	1,071,230
Frank D. Martell
Performance Units	8/29/2011	8/29/2011	1,375,000
RSUs	8/30/2011	6/20/2011					19,383				219,997
PBRSUs	8/30/2011	6/20/2011				19,383	38,766	77,532			439,994
Options	8/30/2011	6/20/2011							116,298	11.35	481,474
George S. Livermore
Performance Units	3/1/2011	3/1/2011	1,197,720
RSUs	3/16/2011	3/1/2011					8,700				149,988
PBRSUs	3/16/2011	3/1/2011				8,701	17,401	34,802			299,993
Options	3/16/2011	3/1/2011							52,203	17.24	297,557
Barry M. Sando
Performance Units	3/1/2011	3/1/2011	1,197,720
RSUs	3/16/2011	3/1/2011					8,700				149,988
PBRSUs	3/16/2011	3/1/2011				8,701	17,401	34,802			299,993
Options	3/16/2011	3/1/2011							52,203	17.24	297,557
Stergios Theologides
Performance Units	3/1/2011	3/1/2011	590,724
RSUs	3/16/2011	3/1/2011					3,132				53,996
PBRSUs	3/16/2011	3/1/2011				3,132	6,264	12,528			107,991
Options	3/16/2011	3/1/2011							18,792	17.24	107,114
James L Balas
Performance Units			—
RSUs	9/27/2011	9/27/2011					1,933				21,998
PBRSUs	9/27/2011	9/27/2011				1,933	3,866	7,732			43,995
Options	9/27/2011	9/27/2011							11,598	11.38	48,016

(1)	In 2011, the Compensation Committee awarded performance units under the 2006 Plan to each of Messrs. Nallathambi, Livermore, Sando and Theologides. These awards were valued at $1 per unit, and the number of units granted equaled twice the sum of each executive officer’s target annual cash bonus amount and one-time incentive bonus amount. With respect to the one-time incentive bonus, the Compensation Committee retained the discretion to award those in RSUs rather than cash. To be earned, the net income of the Company for 2011 had to be at least $50 million, excluding (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, and (f) foreign exchange gains and losses (collectively, “Extraordinary Items”). The Compensation Committee has the discretion to reduce the amount of the performance units and, for 2011, exercised this discretion by (i) reducing the amount of the performance units to the amount of the cash portion of the named executive officer’s annual incentive bonus and converting the reduced performance units to cash and (ii) reducing the amount of the one-time incentive bonus and, with respect to certain executive officers, making the award in RSUs rather than cash. These performance units were awarded to permit the Company to deduct, for tax purposes, the entire amount of bonuses paid to named executive officers. Mr. Martell’s performance units were granted under the 2011 Plan and his units were subject to the Company achieving net income of $25 million for the period from June 1 to December 31, 2011 (calculated after excluding Extraordinary Items). The Compensation Committee elected to pay $150,000 of Mr. Martell’s performance units in the form of RSUs. The amounts identified in the Non-Equity Incentive Plan Compensation column of the 2011 Summary Compensation Table for 2011 are the cash portion of the target annual cash bonus amounts paid under the plan following such reduction. As required by applicable rules, the performance unit awards for the one-time incentive bonus are not reflected in the 2011 Summary Compensation Table, but rather will be reflected in the 2012 Summary Compensation Table.
(2)

Equity Incentive Plan Awards in 2011 consisted of RSUs and PBRSUs granted as part of the 2011 long-term incentive compensation program. The RSUs are tied to achievement of at least $50 million in net income ($25 million for Mr. Martell) in 2011 adjusted to exclude Extraordinary Items. For the RSUs, if as was the case, the adjusted net income performance target is met, the shares vest in three equal installments on the first three anniversaries of the grant date. In the case of the PBRSUs, 70% of each award is tied to achievement of certain adjusted earnings-per-share targets for 2013 and 30% of each award is tied to achievement of certain adjusted EBITDA-per-share targets for 2013. The awards to Messrs. Nallathambi, Livermore, Sando and Theologides were granted under the 2006 Plan. Awards to Messrs. Martell and Balas were granted under the 2011 Plan.
(3)	Represents the number of shares of common stock underlying stock options awarded to the named executive officers as a portion of their 2011 long-term incentive compensation awards. These awards vest in three equal annual installments on the first, second and third anniversaries of the grant date.
(4)	These amounts represent the aggregate grant date fair value of each award determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation. See Note 14 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, for a discussion on the relevant assumptions used in calculating the aggregate grant date fair values for stock options. For the assumptions and methodologies used to value the awards, see footnotes (2) and (3) to the 2011 Summary Compensation Table above.

The 2011 Summary Compensation Table and Grants of Plan-Based Awards Table for 2011 should be read in conjunction with the preceding Compensation Discussion and Analysis which provides detailed information regarding our compensation philosophy and objectives. Additionally, please see below for a description of the employment agreements that have been entered into with certain of our named executive officers.

Employment Agreements

Anand K. Nallathambi, George S. Livermore, Barry M. Sando and Stergios Theologides

In May 2011, the Company entered into a new form employment agreement with the following named executive officers: Anand K. Nallathambi, George S. Livermore, Barry M. Sando and Stergios Theologides. The employment agreements are substantially similar in form. The material terms of the employment agreements with respect to each of these named executive officers are as follows:

•

Term - Through December 31, 2013; the term automatically extends for an additional year unless either party provides 60 days prior written notice before the expiration of the current term. For Mr. Nallathambi, the effective date was May 3, 2011. For Messrs. Livermore, Sando, and Theologides, the effective date of the new employment agreement was January 1, 2012.

•	Pay - Sets initial base salary at current salary and provides that base salary will be reviewed annually and may be increased (but not decreased) during the term at the Company’s discretion.

•

Severance - Provides for severance pay if executive is terminated without “cause” as defined in the employment agreement. For Mr. Nallathambi, severance pay is also provided if he resigns for “good reason” as defined in his employment agreement. The severance amount is a multiple of base pay and target annual bonus. For Messrs. Nallathambi, Livermore and Sando the multiple is two and COBRA reimbursement is provided for 24 months. For Mr. Theologides the multiple is one and COBRA reimbursement is provided for 12 months.

•	Severance Payment Timing - Severance will be paid in installments as follows:

•

Messrs. Nallathambi, Livermore and Sando - First payment is made in the seventh month after separation of employment and is 7/24th of the total severance and equal installments thereafter for the remainder;

•	Mr. Theologides - First payment is made in the seventh month after separation of employment and is 7/12th of the total severance and equal installments thereafter for the remainder.

•

Release of Liability - The employment agreement requires the executive officer to sign a release in exchange for severance. Moreover, the executive officers are covered by restrictive covenants such as confidentiality, cooperation in litigation, non-disparagement, non-solicitation and non-competition.

•

Clawbacks - The employment agreement provides that the agreement is subject to “clawback” under applicable law or under the Company’s clawback policy in effect from time to time. The Company adopted such a recoupment or “clawback” policy in March 2012 as further described in Item 11. Executive Compensation - Compensation, Discussion and Analysis - 2012 Compensation Policies and Provisions.

The following is a summary of the material terms of the employment agreements in effect through December 31, 2011 for each of Messrs. Livermore, Sando and Theologides.

In December 2008, the Company entered into employment agreements with Messrs. Livermore and Sando. The agreements, which expired on December 31, 2011, specified initial base salaries which were subsequently increased during the term of employment. Determinations regarding bonus amounts, long-term incentive awards and any increases in base salary were at the discretion of the Compensation Committee. The agreements provided severance in the event of termination without cause equal to twice the sum of the executive officer’s base salary and the second largest of the prior three years’ annual incentive bonuses. The executive officer’s receipt of severance is contingent on the Company’s receipt of a release from the executive officer as well as his compliance with certain post-termination covenants and confidentiality provisions contained within the agreement. In addition, if the executive officer’s employment is terminated without cause and the executive would otherwise, during the term of the agreement, have reached his “early retirement date” under the SERP, then the executive officer’s benefit under the plan will be deemed vested on his early retirement date notwithstanding the termination, provided that the executive’s “final average compensation” used to determine the amount of the benefit would be determined as of his actual termination date. No additional benefits are payable in the event that the executive voluntarily terminates or termination is on account of death, disability or for cause.

In November 2009, the Company entered into an employment agreement with Mr. Theologides, which expired on December 31, 2011. The agreement specified an initial base salary, which was subsequently increased during the term of employment. Determinations regarding bonus amounts, long-term incentive awards and any increases in base salary were at the discretion of the Compensation Committee subject to minimum guaranteed amounts for fiscal 2009, 2010 and 2011. The agreement provided severance in the event of termination without cause equal to one times the Mr. Theologides’ base salary. Mr. Theologides’ receipt of severance is contingent on the Company’s receipt of a release from Mr. Theologides as well as his compliance with certain post-termination covenants and confidentiality provisions contained within the agreement.

Frank Martell

On July 20, 2011, the Company entered into an employment agreement with Mr. Frank Martell with an effective date of August 29, 2011. The employment agreement is in substantially the same form as Mr. Nallathambi’s agreement with the exception that Mr. Martell is not entitled to severance pay if he terminates his employment based on “good reason” (as defined in the agreement).

James L. Balas

On March 14, 2011, the Company entered into an employment agreement with James L. Balas to serve as the Senior Vice-President and Controller of the Company. The period of employment is through March 14, 2013 after such time his employment shall transition to at-will employment status.

If Mr. Balas is terminated by the Company without cause (as the term is defined in his employment agreement) before March 14, 2013, Mr. Balas shall receive his base salary through the remainder of his agreement but in no event less than 12 months and a pro-rated annual bonus that would have otherwise been paid to him with respect to the fiscal year that his employment is terminated.

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table shows outstanding equity awards of the Company held by the named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anand K. Nallathambi	17,504		10.92	7/22/2012
	52,515		13.06	2/26/2013
	35,009		17.46	2/25/2014
	52,515		20.88	2/27/2015
	203,059		26.67	9/14/2015	(5)
	101,530		26.36	2/21/2017	(5)
	50,765		23.61	3/29/2017	(5)
		227,878	18.76	5/31/2020	(6)
		187,935	17.24	3/15/2021	(7)
						23,391	(8)	302,446
						31,322	(9)	404,993
									18,989	(10)	245,528
									31,322	(11)	404,993
Frank D. Martell		116,298	11.35	8/29/2021	(12)
						19,383	(13)	250,622
									19,383	(14)	250,622
George S. Livermore	35,010		26.20	8/25/2015
	21,881		26.56	1/12/2016
		105,943	18.76	5/31/2020	(6)
		52,203	17.24	3/15/2021	(7)
						4,912	(15)	63,512
						15,821	(16)	204,566
						27,041	(17)	349,640
						30,187	(18)	390,318
						8,700	(9)	112,491
									8,828	(10)	114,146
									8,700	(11)	112,491
Barry M. Sando	87,525		17.46	2/25/2014
	87,525		20.88	2/27/2015
	87,526		27.13	12/7/2015
		105,943	18.76	5/31/2020	(6)
		52,203	17.24	3/15/2021	(7)
						5,883	(15)	76,067
						17,229	(16)	222,771
						25,626	(17)	331,344
						30,876	(18)	399,227
						8,700	(9)	112,491
									8,828	(10)	114,146
									8,700	(11)	112,491

Stergios Theologides	35,980	18.76	5/31/2020	(6)
	18,792	17.24	3/15/2021	(7)
					3,127	(19)	40,432
					3,868	(20)	50,013
					3,132	(9)	40,497
								2,998	(10)	38,764
								3,132	(11)	40,497
James L. Balas	11,598	11.38	9/26/2021	(21)
					1,933	(22)	24,994
								1,933	(23)	24,994
Anthony S. Piszel					22,205	(24)	287,111
Michael A. Rasic					1,542	(25)	19,938
					2,112	(25)	27,308
					4,559	(25)	58,948

(1)	In connection with the Separation, on June 1, 2010, all outstanding stock option awards granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.
(2)	The stock options disclosed in this table have a ten-year life. As of December 31, 2011 all stock options were fully vested with the exception of stock options granted in 2010 and 2011.
(3)	In connection with the Separation on June 1, 2010, all unvested RSUs granted to Company employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.
(4)	Represents the value of unvested RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93.
(5)	These amounts represent stock options to purchase shares of the Company’s common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with the Company’s acquisition of the publicly traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.
(6)	These stock options were granted on June 1, 2010 and vest in three equal annual installments on the second, third and fourth anniversary of the grant date.
(7)	These stock options were granted on March 16, 2011 and vest in three equal annual installments on the first, second and third anniversary of the grant date.
(8)	These RSUs represent the unvested portion of RSUs that were granted on March 3, 2010 and were subject to (i) the achievement of adjusted net income of $50 million for 2010 and (ii) time vesting in three annual installments on the first, second and third anniversaries of the grant date. The amount reported also includes quarterly dividend equivalents paid in common stock on the awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010. The Company achieved the $50 million performance measure for 2010 and the first third vested in March 2011.
(9)	These RSUs were granted on March 16, 2011 and were subject to (i) the achievement of adjusted net income of $50 million for 2011 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. The Company achieved the $50 million performance measure for 2011.
(10)	These PBRSUs were granted on June 1, 2010 and vest based upon the Company’s achievement of certain performance measures. The amount set forth in this column represents the estimated future award of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs will vest from 0% to 100% of target over a 5-year performance period depending on adjusted EBITDA per share results, as adjusted for certain predetermined items.
(11)	These PBRSUs were granted on March 16, 2011 and vest based upon the Company’s achievement of certain performance measures in 2013. The amount set forth in this column represents the estimated future award of PBRSUs assuming the threshold performance goals have been achieved. Seventy percent of the PBRSUs vest based on degree of achievement of certain adjusted earnings-per-share goals for 2013 and the other thirty percent vest based on degree of achievement of certain adjusted EBITDA per share goals for 2013.
(12)	These stock options were granted on August 30, 2011 and vest in three equal annual installments on the first, second and third anniversaries of the grant date.
(13)	These RSUs were granted on August 30, 2011 and were subject to (i) the achievement of adjusted net income of $25 million for the period of June 1 through December 31, 2011 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. The Company achieved the $25 million performance measure for the last seven months of 2011.
(14)	These PBRSUs were granted on August 30, 2011 and vest based upon the Company’s achievement of certain performance measures in 2013. The amount set forth in this column represents the estimated future award of PBRSUs assuming the threshold performance goals have been achieved. Seventy percent of the PBRSUs vest based on degree of achievement of certain adjusted earnings-per-share goals for 2013 and the other thirty percent vest based on degree of achievement of certain adjusted EBITDA per share goals for 2013.
(15)	These RSUs were granted on March 5, 2007 and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share through June 1, 2010.
(16)	These RSUs were granted on March 4, 2008 and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.

(17)	These RSUs were granted on March 4, 2009 and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(18)	These RSUs were granted on March 3, 2010 and vest in five equal annual installments on the first five anniversaries of the grant date, subject to the achievement of adjusted net income of $50 million for 2010. The Company achieved the applicable performance measure for 2010. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(19)	These RSUs were granted on December 21, 2009 and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(20)	These RSUs were granted on March 22, 2010 and vest in five equal annual installments on the first five anniversaries of the grant date. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(21)	These stock options were granted on September 27, 2011 and vest in three equal annual installments on March 21, 2012, March 21, 2013 and March 21, 2014.
(22)	These RSUs were granted on September 27, 2011 and vest in three equal annual installments on March 21, 2012, March 21, 2013 and March 21, 2014.
(23)	These PBRSUs were granted on September 27, 2011 and vest based upon the Company’s achievement of certain performance measures in 2013. The amount set forth in this column represents the estimated future award of PBRSUs assuming the threshold performance goals have been achieved. Seventy percent of the PBRSUs vest based on degree of achievement of certain adjusted earnings-per-share goals for 2013 and the other thirty percent vest based on degree of achievement of certain adjusted EBITDA per share goals for 2013.
(24)	These RSUs were granted on March 10, 2010. Pursuant to the terms of the award agreement, they vest on June 1, 2012 - one year from the effective date of Mr. Piszel’s separation for the Company. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.
(25)	These RSUs were granted on March 20, 2008, March 20, 2009 and March 22, 2010 respectively and vest on September 1, 2012, one year from the effective date of Mr. Rasic’s separation from the Company. Amount reported includes quarterly dividend equivalents paid in common stock on such awards at a rate equivalent to $0.22 per share of common stock through June 1, 2010.

Pension Benefits for 2011

The following table sets forth information concerning value realized by each of the named executive officers upon exercise of stock options and vesting of other stock awards during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Anand K. Nallathambi	26,257	62,229	6,593	213,828
Frank D. Martell	—	—	—	—
George S. Livermore	—	—	15,587	528,265
Barry M. Sando	—	—	19,454	553,089
Stergios Theologides	—	—	2,004	30,399
James L. Balas	—	—	—	—
Anthony S. Piszel	—	—	11,183	343,792
Michael A. Rasic	—	—	2,962	83,367

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the named executive officers who participate in a pension plan, computed as of December 31, 2011. The amounts disclosed are based upon benefits provided to the named executive officers under the Company’s Pension Restoration Plan (“Pension Restoration Plan”) and the Company’s Executive Supplemental Benefit Plan. Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, the Company maintained a pension plan, which was assumed by FAFC in connection with the Separation.

Messrs. Martell, Theologides, Balas, Rasic and Piszel were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Plan and therefore they are not included in the following table.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Anand K. Nallathambi(3)	Executive Supplemental Benefit Plan	20	$2,172,620	—
George S. Livermore	Executive Supplemental Benefit Plan	14	$2,131,615	—
Barry M. Sando	Executive Supplemental Benefit Plan	20	$3,087,546	—
	Pension Restoration Plan	18	$77,376	—

(1)	Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant’s deemed participation date under the plan and December 31, 2011.
(2)	The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 4.57%, pre- and post-retirement mortality per RP-2000M mortality tables for males and females, benefit is payable as a single life annuity.
Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 4.52%, pre- and post-retirement mortality per RP-2000M mortality tables for annuitant for males and females, as applicable projected to 2011, benefit payable as a 50% joint and survivor annuity and spouse is assumed to be the same age as participant.
(3)	Mr. Nallathambi’s service includes time employed by CREDCO, Inc. which was acquired by the Company in 1995, resulting in an increase of $87,102 in the amount reflected in the column entitled Present Value of Accumulated Benefits.

Pension Restoration Plan

During 1996, the Company adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under the Company’s tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through “normal retirement age.” “Normal retirement age” is defined as the later of the employee’s attainment of age 65 or three years of service with the Company. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by the Company which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Effective January 1, 2009, to comply with Section 409A of the Code, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant’s separation from service or six months following a participant’s separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with the company may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant’s normal retirement date.

In connection with the Separation, the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. The Company remains responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.

Executive Supplemental Benefit Plan

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of “final average compensation.” “Final average compensation” was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs, as described above).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of the Company or one of its subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change in control” (as defined in the plan) of the Company, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with the Company, either during their employment with or following their departure from the Company, forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of the Company’s trade secrets, confidential or proprietary information and solicitation of Company customers.

To reduce the costs of the plan to the Company, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with the Company and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which “final average compensation” is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by the Company’s incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment,

November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

In connection with the Separation, the Company transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, the Company remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to the Company’s employees and former employees who were not transferred to FAFC. The Company maintains the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for the Company’s employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.

Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended to, among other things: (i) close the Plan to new participants; (ii) freeze the average salary calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant’s designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant’s beneficiary is someone other than the participant’s spouse or domestic partner, for a maximum of twenty years; and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant’s service at December 31, 2010 and the denominator of which is the participant’s service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.

In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.

As of December 31, 2011, 12 active employees, including Messrs. Nallathambi, Livermore and Sando, have been selected to participate in the plan and the plan is closed to any new participants. The plan is unfunded and unsecured. The Company has previously purchased insurance, of which the Company is the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of the Company’s costs incurred with respect to the plan.

Nonqualified Deferred Compensation for 2011

As reflected in the following table, certain of the Company’s named executive officers have elected to participate in the Company’s Deferred Compensation Plan (the “Deferred Compensation Plan”):

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
Anand K. Nallathambi	79,019	—		17,759	—	730,952
Frank D. Martell	—	—		—	—	—
George S. Livermore	50,000	—		34,374	—	580,090
Barry M. Sando	6,250	—		(338)	—	451,015
Stergios Theologides	22,282	70,000	(4)	(1,904)	—	159,720
James L. Balas	—	—		—	—	—
Anthony S. Piszel	—	—		—	—	—
Michael A. Rasic	—	—		—	—	—

(1)	All contributions presented are reported in the 2011 Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation” for 2011.
(2)	Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the 2011 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.
(3)	To the extent the executive officers were named executive officers in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior salary and non-equity incentive plan compensation deferrals were previously reported as compensation to the named executive officer in the registrant’s Summary Compensation Table as “Salary” or “Non-Equity Incentive Plan Compensation” in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected on prior period Summary Compensation Tables.
(4)	The Company contributed $70,000 on behalf of Mr. Theologides into the Company’s Deferred Compensation Plan in 2011. The amount is reported in the 2011 Summary Compensation Table under “All Other Compensation.”

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. The Company maintains a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon separation from service or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. The Company pays a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

The Deferred Compensation Plan was amended in 2010 to provide for (i) Company contributions to the plan in the form of 401(k) restoration contributions and (ii) Company discretionary retirement savings contributions to a limited number of senior officers who were not eligible to participate in the Executive Supplemental Benefit Plan. The amount of the Company 401(k) restorations contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the CoreLogic, Inc. 401(k) Savings Plan if the participants’ deferrals under the Deferred Compensation Plan were instead made under the CoreLogic, Inc. 401(k) Savings Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the CoreLogic, Inc. 401(k) Savings Plan. The Company discretionary retirement savings contributions vest five years following contribution. For 2011, the Company made such a contribution on behalf of Mr. Theologides. In connection with his resignation in February 2011, Mr. Piszel forfeited $208,000 of Company contributions to the Deferred Compensation Plan.

Potential Payments upon Termination or Change in Control

The following tables describe payments and other benefits that would be provided to certain of the Company’s named executive officers (other than Messrs. Piszel and Rasic, whose employment with the Company terminated prior to December 30, 2011) under the specified circumstances upon a change in control of the Company or their termination, assuming a termination or change in control occurred on December 30, 2011. For further discussion, see Compensation Discussion and Analysis - Change in Control Agreements above and the discussion of Messrs. Piszel’s and Rasic’s separation arrangements above under Compensation Discussion and Analysis - Severance Arrangements.

Anand K. Nallathambi

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause/ Good Reason		Without Termination	With Termination for Good Reason/ Without Cause		Death		Disability
Compensation:
Severance	—	—	$3,600,000	(2)	—	$5,400,000	(3)	—		—
Bonus	—	—	$1,000,000	(4)	—	$1,000,000	(5)	—		—
Accelerated Vesting - Options(6)	—	—	—		—	—		—		—
Accelerated Vesting - RSU (7)	—	—	$707,439		$707,439	$707,439		$707,439		$707,439
Accelerated Vesting - PBRSU(8)	—	—	—		$1,792,150	$1,792,150		$1,792,150		$1,792,150
Deferred Compensation Plan (9)	$730,952	$730,952	$730,952		$730,952	$730,952		$730,952		$730,952
Benefits & Perquisites:
Enhanced Executive Supplemental Benefit Plan(10)	—	—	—		—	$5,521,692	(11)	$1,280,627	(12)	$2,408,933	(13)
Vested Executive Supplemental Benefit Plan	—	—	—		—	—		—		—
Benefit Continuation	—	—	$34,298	(14)	—	$35,809	(15)	—		—
Total:	$730,952	$730,952	$6,072,689		$3,230,541	$15,188,042		$4,511,168		$5,639,474

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Represents an amount equal to two times the sum of (i) Mr. Nallathambi’s annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Nallathambi in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)	Represents three times Mr. Nallathambi’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Nallathambi’s target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Nallathambi’s target annual cash bonus for fiscal year 2011. Mr. Nallathambi’s agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end, and is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(5)	Represents the pro rata portion of Mr. Nallathambi’s target annual cash bonus for the year of termination. Mr. Nallathambi’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(6)	The calculation assumes acceleration of unvested stock options in the event of a change in control, which is generally the case under the Company’s 1996 Option Plan and 2006 Plan and related award agreements. In addition, the vesting of the options accelerates on death or disability. Mr. Nallathambi held a total of 555,852 unvested stock options with an exercise price of greater than $12.93, the closing stock price on December 30, 2011. No value is attributed to these accelerated stock options in the table above because all of Mr. Nallathambi’s unvested stock options had an exercise price of greater than $12.93 per share.
(7)	Represents the value after acceleration of all outstanding unvested RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination, provided that Mr. Nallathambi signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.
(8)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(9)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2011 based on Mr. Nallathambi’s salary deferral election.
(10)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(11)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 4.52%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provision of plan in effect on the date of the change of control.
(12)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.
(13)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 4.52% deferred to the earliest retirement age.
(14)	Represents the cost of COBRA coverage for 24 months after the date in which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Nallathambi becomes eligible for comparable coverage under another employer’s plan and certain alternative payments if COBRA coverage cannot be provided under the Company’s plans in effect on the date of termination).
(15)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Frank D. Martell

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ Without Cause		Death	Disability
Compensation:
Severance	—	—	$2,475,000	(2)	—	$2,475,000	(3)	—	—
Bonus	—	—	$687,500	(4)	—	$687,500	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		$183,751	$183,751		$183,751	$183,751
Accelerated Vesting - RSU (7)	—	—	—		$250,622	$250,622		$250,622	$250,622
Accelerated Vesting - PBRSU (8)	—	—	—		$501,244	$501,244		$501,244	$501,244
Benefits & Perquisites:
Benefit Continuation	—	—	$33,885	(9)	—	$27,580	(10)	—	—
Total:	—	—	$3,196,385		$935,617	$4,125,697		$935,617	$935,617

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Martell in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Represents an amount equal to two times the sum of (i) Mr. Martell’s annualized base salary in effect on the date his employment terminates (the “Severance Date”) plus (ii) the target annual Incentive Bonus amount for Mr. Martell in effect on the Severance Date (the “Severance Benefit”). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(3)	Represents two times Mr. Martell’s base salary in effect immediately prior to the date of termination by the Company and two times Mr. Martell’s target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Martell’s target annual cash bonus for fiscal year 2011. Mr. Martell’s agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(5)	Represents the pro rata portion of Mr. Martell’s target annual cash bonus for the year of termination. Mr. Martell’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(6)	The Company’s 2011 Plan and related agreements generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Martell held a total of 116,298 stock options with an exercise price of $11.35 per share, which is less than $12.93, the closing stock price on December 30, 2011. $183,751 is attributed to these accelerated stock options in the table above based on the difference between $11.35 and $12.93, multiplied by the number of unvested stock options.
(7)	Represents the value after acceleration of all outstanding unvested RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2011 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination, provided that Mr. Martell signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.
(8)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2011 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(9)	Represents the cost of continued health and welfare benefits for 24 months after the date in which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.
(10)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

George S. Livermore

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ Without Cause		Death		Disability
Compensation:
Severance	—	—	$2,374,342	(2)	—	$3,000,000	(3)	—		—
Bonus	—	—	—		—	$500,000	(4)	—		—
Accelerated Vesting - Options (5)	—	—	—		—	—		—		—
Accelerated Vesting - RSU (6)	—	—	$720,123		$1,120,527	$1,120,527		$1,120,527		$1,120,527
Accelerated Vesting - PBRSU(7)	—	—	—		$681,605	$681,605		$681,605		$681,605
Deferred Compensation Plan (8)	$580,090	$580,090	$580,090		$580,090	$580,090		$580,090		$580,090
Benefits & Perquisites:
Enhanced Executive Supplemental Benefit Plan (9)	—	—	—		—	$5,275,010	(10)	$1,294,849	(11)	$2,435,685	(12)
Vested Executive Supplemental Benefit Plan	—	—	—		—	—		—		—
Benefit Continuation	—	—			—	$35,795	(13)	—		—
Total:	$580,090	$580,090	$3,674,555		$2,382,222	$11,193,027		$3,677,071		$4,817,907

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Livermore in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Consists of severance payments which are equal to twice the sum of Mr. Livermore’s base salary and the second largest annual incentive bonus of the three years prior to the termination date, half of which would be payable over the first year following termination in twelve equal monthly installments and the other half of which would be payable at the end of this one-year period. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(3)	Represents three times Mr. Livermore’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Livermore’s target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Livermore’s target annual cash bonus for the year of termination. Mr. Livermore’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(5)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Livermore held a total of 215,037 stock options with an exercise price of greater than $12.93, the closing stock price on December 30, 2011. No value is attributed to these accelerated stock options in the table above because all of Mr. Livermore’s unvested stock options had an exercise price greater than $12.93 per share.
(6)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination.

(7)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(8)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2011 based on Mr. Livermore’s salary deferral election.
(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments, which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.
(10)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 4.52%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Livermore becomes 100% vested in the benefit in the amount Mr. Livermore would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.
(11)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.
(12)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 4.52% deferred to the earliest retirement age.
(13)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ Without Cause		Death		Disability
Compensation:
Severance	—	—	$2,084,134	(2)	—	$3,000,000	(3)	—		—
Bonus	—	—	—		—	$500,000	(4)	—		—
Accelerated Vesting - Options (5)	—	—	—		—	—		—		—
Accelerated Vesting - RSU (6)	—	—	$713,814		$1,141,900	$1,141,900		$1,141,900		$1,141,900
Accelerated Vesting - PBRSU (7)	—	—	—		$681,605	$681,605		$681,605		$681,605
Deferred Compensation Plan (8)	$451,015	$451,015	$451,015		$451,015	$451,015		$451,015		$451,015
Benefits & Perquisites:
Vested Pension Restoration Plan	$77,376	$77,376	$77,376		—	$77,376		$39,162		$77,376
Enhanced Executive Supplemental Benefit Plan (9)	—	—	—		—	$6,476,401	(10)	$1,683,615	(11)	$3,166,975	(12)
Vested Executive Supplemental Benefit Plan	—	—	—		—	—		—		—
Benefit Continuation	—	—			—	$35,809	(13)	—		—
Total:	$528,391	$528,391	$3,326,339		$2,274,520	$12,364,106		$3,997,297		$5,518,871

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Consists of severance payments which are equal to twice the sum of Mr. Sando’s base salary and the second largest annual incentive bonus of the three years prior to the termination date, half of which would be payable over the first year following termination in twelve equal monthly installments and the other half of which would be payable at the end of this one-year period. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(3)	Represents three times Mr. Sando’s base salary in effect immediately prior to the date of termination by the Company and three times Mr. Sando’s target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Sando’s target annual cash bonus for the year of termination. Mr. Sando’s agreement provides for the payment of the target annual cash bonus established for fiscal year 2011 which was determined to be $500,000. Receipt of the benefit is contingent upon execution of a general release of claims.

(5)	The Company’s 1996 Option Plan and 2006 Plan and related agreements to each plan generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Sando held a total of 420,721 stock options with an exercise price of greater than $12.93, the closing stock price on December 30, 2011. No value is attributed to these accelerated stock options in the table above because all of Mr. Sando’s unvested stock options had an exercise price greater than $12.93 per share.
(6)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested long-term incentive RSUs granted in 2007 and all unvested annual incentive bonus RSUs vest one year after termination.
(7)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.

(8)	Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2011 based on Mr. Sando’s salary deferral election.

(9)	“Enhanced Executive Supplemental Benefit Plan” refers to any payments which accrue to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(10)	Represents the enhanced present value of the benefit calculated using the following assumptions: RP-2000M mortality tables and a discount rate of 4.52%. Upon an involuntary termination without cause after a change in control of the Company, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(11)	Represents pre-retirement death benefit in the form of a single life annuity payable to the executive’s spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(12)	Represents the present value of the benefit calculated using the following assumptions: RP-2000M mortality tables, a discount rate of 4.52% deferred to the earliest retirement age.

(13)	Represents the cost of continued health and welfare benefits for 36 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Stergios Theologides

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ Without Cause		Death	Disability
Compensation:
Severance	—	—	$350,000	(2)	—	$1,260,000	(3)	—	—
Bonus	—	—	—		—	$280,000	(4)	—	—
Accelerated Vesting - Options (5)	—	—	—		—	—		—	—
Accelerated Vesting - RSU (6)	—	—	$75,860		$130,942	$130,942		$130,942	$130,942
Accelerated Vesting - PBRSU (7)	—	—			$236,063	$236,063		$236,063	$236,063
Deferred Compensation Plan (8)	$30,454	$30,454	$30,454		$30,454	$159,720		$159,720	$159,720
Benefits & Perquisites:
Benefit Continuation	—	—	—		—	$33,938	(9)	—	—
Total:	$30,454	$30,454	$456,314		$397,459	$2,100,663		$526,725	$526,725

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Theologides in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Consists of a lump sum payment of one times annual salary. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(3)	Represents two times Mr. Theologides’ base salary in effect immediately prior to the date of termination by the Company and two times Mr. Theologides’ target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Theologides’ target annual cash bonus for the year of termination. Mr. Theologides’ agreement provides for the payment of the target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(5)	The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Theologides held a total of 54,772 stock options with an exercise price of greater than $12.93, the closing stock price on December 30, 2011. No value is attributed to these accelerated stock options in the table above because all of Mr. Theologides’ unvested stock options had an exercise price greater than $12.93 per share.
(6)	Represents the value after acceleration of all outstanding RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, and all unvested annual incentive bonus RSUs vest one year after termination.
(7)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2006 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(8)	Represents contributions by Mr. Theologides and by the Company on behalf of Mr. Theologides into the Deferred Compensation Plan.
(9)	Represents the cost of continued health and welfare benefits for 24 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

James L. Balas

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation	For Cause	Without Cause		Without Termination	With Termination for Good Reason/ Without Cause		Death	Disability
Compensation:
Severance	—	—	$332,292	(2)	—	$577,500	(3)	—	—
Bonus	—	—	$110,000	(4)	—	$110,000	(5)	—	—
Accelerated Vesting - Options (6)	—	—	—		$17,977	$17,977		$17,977	$17,977
Accelerated Vesting - RSU (7)	—	—	—		$24,994	$24,994		$24,994	$24,994
Accelerated Vesting - PBRSU (8)	—	—	—		$49,987	$49,987		$49,987	$49,987
Deferred Compensation Plan	—	—	—		—	—		—	—
Benefits & Perquisites:
Benefit Continuation	—	—	—		—	$20,672	(9)	—	—
Total:	—	—	$442,292		$92,958	$801,130		$92,958	$92,958

(1)	In accordance with SEC rules, an excise calculation is not presented in this table as the Company does not provide a gross-up or tax reimbursement to our named executive officers in connection with a change in control. Amounts payable to Mr. Balas in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.
(2)	Consists of a payment of annual base salary under the employment agreement equal to the remaining term under the employment agreement (which expires on March 14, 2013), but no less than 12 months base salary, payable in equal monthly installments. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(3)	Represents one and one-half times Mr. Balas’ base salary in effect immediately prior to the date of termination by the Company and one and one-half times Mr. Balas’ target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(4)	Represents the pro rata portion of Mr. Balas’ target annual cash bonus for fiscal year 2011. Mr. Balas’ agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.
(5)	Represents the pro rata portion of Mr. Balas’ target annual cash bonus for the year of termination. Mr. Balas’ agreement provides for the payment of the target annual cash bonus established for fiscal year 2011. Receipt of the benefit is contingent upon execution of a general release of claims.
(6)	The Company’s 2011 Incentive Plan and related agreements generally provide for acceleration of unvested stock options in the event of a change in control of the Company, death or disability. Mr. Balas held a total of 11,598 stock options with an exercise price of $11.38 per share, which is less than $12.93, the closing stock price on December 30, 2011. $17,977 is attributed to these accelerated stock options in the table above based on the difference between $11.35 and $12.93, multiplied by the number of unvested stock options.
(7)	Represents the value after acceleration of all outstanding unvested RSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2011 Incentive Plan and related agreements generally provide for acceleration of unvested RSUs in the event of a change in control of the Company, retirement, death or disability. In the event of involuntary termination without cause, absent a change in control, all unvested annual incentive bonus RSUs vest one year after termination.
(8)	Represents the value after acceleration of all outstanding unvested PBRSUs based on the Company’s closing stock price on December 30, 2011 of $12.93. The Company’s 2011 Plan and related agreements generally provide for acceleration of unvested PBRSUs in the event of a change in control of the Company, retirement, death or disability, subject to attainment of the performance measures.
(9)	Represents the cost of continued health and welfare benefits for 18 months after the date in which the termination occurs subject to the executive’s continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Director Compensation for 2011

The following table sets forth certain information concerning the compensation of the Company’s directors other than Mr. Nallathambi for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(3)(4) ($)	All Other Compensation ($)	Total ($)
Matthew B. Botein(1)	32,500	—	—	32,500
J. David Chatham	135,000	109,985	—	244,985
Paul F. Folino(2)	66,932	93,123	—	160,055
Christopher V. Greetham(1)	35,000	—	—	35,000
Parker S. Kennedy(1)	—	—	—	—
Thomas C. O’Brien	109,000	109,985	—	218,985
D. Van Skilling	171,239	109,985	—	281,224
David F. Walker	129,500	109,985	—	239,485
Mary Lee Widener	86,652	109,985	—	196,637

(1)	Parker S. Kennedy, Matthew B. Botein and Christopher Greetham retired from the Board effective May 19, 2011. Following their retirement, the vesting of outstanding and unvested RSU awards held by Messrs. Botein and Greetham was accelerated. Mr. Kennedy was not a named executive officer during 2011 although he served as an executive officer, Executive Chairman, from January 1 through May 19, 2011. Mr. Kennedy was compensated as an executive officer of the Company and did not receive additional compensation for his services as a director during 2011.
(2)	Paul F. Folino was appointed to the Board on July 20, 2011.
(3)	The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2011, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation granted in 2011. We value the RSUs as of the grant date by multiplying the closing price of our common stock on the date by that number of RSUs awarded. The stock awards were granted to each director on May 19, 2011, other than Mr. Folino’s award, which was granted on September 20, 2011.
(4)	The aggregate numbers of RSUs and stock options held by each director other than Mr. Nallathambi as of December 31, 2011 were as follows.

Name	Restricted Stock Unit Awards (#)	Option Awards (#)
J. David Chatham	9,548	8,752
Paul F. Folino	8,014	—
Thomas C. O’Brien	9,548	—
D. Van Skilling	9,548	8,752
David F. Walker	7,267	—
Mary Lee Widener	9,548	—

For 2011, the compensation of non-employee directors consisted of (1) an annual cash retainer of $60,000 and (2) an annual RSU award granted to each director with a value of $110,000. Each non-employee director received a fee of $2,000 for each meeting attended in excess of eight meetings for the Board, the Audit Committee and the Compensation Committee and in excess of four meetings for the Nominating and Corporate Governance Committee and the Acquisition Committee. In addition, during 2011, the Board established an Independent Committee to oversee the review of strategic options for the Company. Members of the Independent Committee received $2,000 for each meeting attended. The annual compensation for the chair of the Audit Committee was $25,000, the annual compensation for the chair of the Compensation Committee was $20,000, and the annual compensation for the chair of the Nominating and Corporate Governance Committee was $10,000. Each member of the Audit Committee and the Compensation Committee, including the committee chair, received an annual retainer of $10,000. Each member of the Nominating and Corporate Governance

Committee, including the chair, and each member of the Acquisition Committee received an annual retainer of $5,000. No annual retainer was provided to members or the chair of the Independent Committee. Until December 2011, our chairman, first as lead independent director and, beginning in May 2011, as chairman received an annual retainer of $15,000. In December 2011, the Board increased the annual retainer for the chairman to $110,000, but pro-rated the 2011 payment for the portion of the year remaining at the time of the increase.

The Board has established a stock ownership guideline for directors whereby directors are expected to own at least five times their annual cash retainer in Company common stock. Shares owned directly by the director, restricted stock, shares underlying vested restricted stock and RSUs issued to directors are included for purposes of meeting the guideline. Directors have five years to satisfy the guideline, measured from the later of the date the guideline was adopted (February 28, 2007) or commencement of their service.

Code of Ethics

The Board has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of the Company’s Web site under corporate governance at www.corelogic.com. To the extent the Company waives or amends any provisions of this code of ethics, it will disclose such waivers or amendments on the above Web site. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which has also been posted to the Web site at the address stated above.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our Web site under corporate governance at www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Folino (Chairman), Chatham, O’Brien and Skilling. Mr. Skilling previously served as committee chair until December 2011, when Mr. Folino was appointed to serve as chair. Mr. Greetham had served on the committee until the end of his tenure as a director in May 2011. Each committee member was a non-employee director and there are no compensation committee interlocks involving any of the members of the Compensation Committee.

Report of the Audit Committee

The Audit Committee reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on December 8, 2011. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee

David F. Walker (Chairman)

J. David Chatham

D. Van Skilling

Mary Lee Widener

Section 16(a) Beneficial Ownership Reporting Compliance

Rules adopted by the SEC require our officers and directors, and persons who beneficially own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent stockholders are required by the SEC’s rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all such filing requirements during fiscal 2011, except that gifts in 2010 totaling 4,562 shares made by Mr. Chatham were reported on a Form 5 during 2011 rather than on a Form 4 in 2010.

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. In order for a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the secretary of the Company. To be timely for the Company’s 2013 annual meeting of stockholders, a stockholders’ notice must be delivered to or mailed and received by the Company at its principal executive offices between March 28, 2013 and April 29, 2013. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. If a stockholder wishes to submit a proposal pursuant to Rule 14a-8 under the Exchange Act and intends to be present such proposal at the Company’s 2013 annual meeting of stockholders, the proposal must be received by the Company at its principal executive offices not later than February 26, 2013 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one year anniversary of the date of the current annual meeting.

General Information

We will, upon the written request of any stockholder on the record date for the annual meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2011 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the general counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors

Stergios Theologides

Senior Vice President, General Counsel and Secretary

Santa Ana, California

June 25, 2012

Annex 1

CORELOGIC, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

The purpose of the Plan is to provide employees of the Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. It is the intention of the Corporation to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Corporation.

(d) “Committee” shall mean the Compensation Committee of the Board.

(e) “Company” shall mean the Corporation, and any Designated Subsidiary of the Corporation.

(f) “Corporation” shall mean CoreLogic, Inc., a Delaware corporation.

(g) “Compensation” shall mean an Employee’s base pay, inclusive of overtime and any employer paid leave, and all types of cash bonuses or commissions. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: severance pay, prizes, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Designated Subsidiary. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation, including the forms of pay to be included in Compensation for Designated Subsidiaries and Employees outside of the United States, and may change the definition of Compensation on a prospective basis, so long as any such determination, approval or change is consistent with Section 423(b)(5) of the Code.

(h) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” shall mean any individual who is an employee of the Company for tax purposes on the first day of an Offering Period, or who becomes such an employee of the Company during an Offering Period prior to the Expiration Date of the Offering Period. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other bona fide leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Annex 1 – Page 1

(j) “Exercise Date” shall mean the last day of each Offering Period.

(k) “Fair Market Value” shall mean, unless otherwise determined or provided by the Committee in the circumstances consistent with Section 423(b)(5) of the Code, the closing price (in regular trading) for a share of Common Stock as furnished by the New York Stock Exchange for the Exercise Date (or any other applicable date) or, if no sales of Common Stock were reported by the New York Stock Exchange on that date, the closing price (in regular trading) for a share of Common Stock as furnished by the New York Stock Exchange for the next preceding day on which sales of Common Stock were reported by the New York Stock Exchange.

(l) “Grant Date” shall mean the first day of the applicable Offering Period.

(m) “Offering Period” shall mean a period of approximately one (1) calendar quarter during which an option granted pursuant to the Plan may be exercised. The first Offering Period will commence on October 1, 2012, and terminate on the last Trading Day in the quarter ended December 31, 2012. Thereafter, subsequent Offering Periods, if any, will commence on the first day of each calendar quarter and terminate on the last Trading Day of that quarter. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n) “Plan” shall mean this 2012 Employee Stock Purchase Plan.

(o) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date, provided, however, that that the Committee may provide prior to the start of any Offering Period that the Purchase Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the first day of that Offering Period (or any later date during the Offering Period when an Employee first becomes eligible to participate in the Plan), or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the first day of that Offering Period (or any later date during the Offering Period when an Employee first becomes eligible to participate in the Plan) or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. The Purchase Price may also be adjusted by the Committee pursuant to Section 19.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the total combined voting power of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary. For the avoidance of doubt, a limited liability company or partnership shall not be considered a Subsidiary unless it is treated as a corporation for all United States tax purposes.

(q) “Trading Day” shall mean a day on which national stock exchanges are open for trading.

3.	Eligibility.

(a) Any Employee who shall be employed by the Company on the first day of an Offering Period, or (unless otherwise provided by the Committee in advance of the applicable Offering Period) who becomes an Employee of the Company during an Offering Period prior to the Expiration Date of the Offering Period, shall be eligible to participate in the Plan for that Offering Period. Notwithstanding anything herein to the contrary, prior to the start of the applicable Offering Period, the Committee may in its discretion provide that Employees whose customary employment is for not more than twenty (20) hours per week and/or five (5) months in any calendar year are not eligible to participate in the Plan for that Offering Period. In addition, the Committee may also exclude Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) from participating in the Plan for any applicable Offering Period if the grant of an option to such an Employee is prohibited under the laws of the foreign jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the Plan to violate the provisions of Section 423 of the Code.

Annex 1 – Page 2

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase capital stock of the Corporation or of any Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Corporation or of any Subsidiary then issued and outstanding, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Corporation or of any Subsidiary accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted (generally, the Grant Date)) for each calendar year in which such option is outstanding at any time, in accordance with Section 423(b)(8) of the Code.

4.	Offering Periods.

The Plan shall be implemented by consecutive quarterly Offering Periods with the first offering period commencing on October 1, 2012, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter and the duration of the Offering Period complies with Section 423(b)(7) of the Code (which in relevant part limits the duration of an Offering Period to no more than twenty-seven (27) months).

5.	Participation.

(a) An eligible Employee may become a participant in the Plan by completing such electronic or written enrollment form(s) or procedure(s) as the Corporation may require from time to time, on or before the date designated by the Corporation.

(b) Payroll deductions for a participant in an Offering Period shall commence on the first payroll during the Offering Period following the date of the participant’s enrollment in the Plan, and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions.

(a) At the time a participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of the Compensation which he or she receives on each pay day during the Offering Period. Unless otherwise provided by the Corporation, payroll deductions may be made on the basis of a percentage of compensation (in whole percentages only). The Corporation may, however, require or permit deductions to be expressed as flat dollar contributions.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions by completing or filing with the Corporation, pursuant to such administrative procedures as may be implemented by the Corporation from time to time, a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion and in a uniform manner applied to all participants, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following the administrative deadline established by the Committee. A participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

Annex 1 – Page 3

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be refunded to the participant, or decreased to zero percent (0%), at any time.

(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Corporation’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, if any.

7.	Grant of Option.

On the first day of each Offering Period, or any later date during the Offering Period when an Employee first becomes eligible to participate in the Plan, each eligible Employee shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Corporation’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that (a) the maximum number of shares that may be purchased by an Employee with respect to an Offering Period is 1,000 shares and (b) such purchase shall also be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Committee shall have the power to amend the individual award limit contained in clause (a) of the preceding sentence without stockholder approval effective no earlier than the first Offering Period commencing after the adoption of such amendment. All participants shall receive an option with the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period (including any shortened Offering Period pursuant to Section 18).

8.	Exercise of Option.

Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Shares purchased shall be full or fractional shares as determined by the Committee. If the Committee determines not to permit the issuance of fractional shares, unless the Committee elects to refund any amounts representing a fractional share, any amounts representing a fractional share that have been credited to a participant’s account shall be carried forward to the next Offering Period, subject to the participant’s right to withdraw from the Plan as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Corporation shall arrange the delivery to each participant, as appropriate, of the shares purchased upon exercise of his or her option. Delivery of such shares shall be made either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion.

10.	Withdrawal.

(a) A participant may withdraw from the Plan and receive a refund of the payroll deductions credited to his or her account at any time by giving notice to the Corporation on the form designated by the Corporation, or

Annex 1 – Page 4

pursuant to such administrative procedures as may be implemented by the Corporation from time to time, on or before the date designated by the Corporation. If a participant withdraws from the Plan, his or her outstanding options shall terminate. If a participant withdraws from the Plan, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Corporation a new enrollment form as provided in Section 5.

(b) A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.	Termination of Employment.

Upon a participant’s ceasing to be an eligible Employee for any reason, he or she shall, subject to Section 10, continue to participate in the Offering Period during which such cessation occurs until the earlier of the next Exercise Date following such cessation or the date that is three months following such cessation, provided, however, that no additional payroll deductions or other amounts shall be credited to such participant’s account following the date the participant ceases to be an eligible Employee. If as a result of the three month limitation in the preceding sentence, a participant ceases to be eligible to participate in an Offering Period before the Exercise Date for that Offering Period, the participant shall receive a refund of the payroll deductions credited to his or her account and the participant’s outstanding options shall terminate. Such cessation shall occur immediately upon the date a participant ceases to be an eligible Employee if the end of the Offering Period then in effect is scheduled to occur more than three months after the date a participant ceases to be an eligible Employee. For purposes of the Plan, if a Designated Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Corporation or another Designated Subsidiary.

12.	Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	Stock.

(a) Subject to adjustment upon changes in capitalization of the Corporation as provided in Section 18 hereof, the maximum number of shares of the Corporation’s Common Stock which shall be made available for sale under the Plan shall be Two Million (2,000,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares that are subject to or underlie options granted under the Plan which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again, except to the extent prohibited by law, be available for subsequent option grants under the Plan.

(b) The participant shall have no interest or dividend or voting rights with respect to shares covered by his or her option until such option has been exercised and shares have been delivered pursuant to Section 9 hereof.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

14.	Administration.

The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

Annex 1 – Page 5

15.	Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	Reports.

Individual accounts shall be maintained for each participant in the Plan. Electronic or written statements of account, as determined by the Corporation or its designee from time to time, shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other stock) that thereafter may be made the subject of options (including the share limit set forth in Section 13 and the maximum number of shares each participant may purchase per Offering Period set forth in Section 7), (2) the number, amount and type of shares of Common Stock (or other stock) subject to any outstanding options, (3) the Purchase Price of any outstanding options, and/or (4) the stock deliverable upon exercise of any outstanding options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding options. It is intended that any adjustments contemplated by this paragraph be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation, Section 424 of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements. Without limiting the generality of Section 14, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 18(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b) Dissolution or Liquidation. Upon the occurrence of the proposed dissolution or liquidation of the Corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Corporation’s proposed dissolution or liquidation. The Corporation shall notify each participant, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Corporate Transactions. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Corporation does not survive (or does not

Annex 1 – Page 6

survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); or any other similar event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), the Committee may make provision for the assumption, substitution, or exchange of the outstanding options based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, unless the Committee has made a provision for the assumption, substitution, exchange or other continuation or settlement of the outstanding options or the outstanding options would otherwise continue in accordance with their terms in the circumstances, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the applicable event. The Committee shall notify each participant, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.	Amendment or Termination.

(a) The Committee may at any time and for any reason suspend, terminate or amend the Plan. Except as provided in Section 18, no such termination shall adversely affect options previously granted, provided that an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Offering Period or the Plan is in the best interests of the Corporation and its stockholders. Except as provided in Section 18 and Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Corporation shall obtain shareholder approval of any suspension, termination, or amendment of the Plan in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to add or delete Designated Subsidiaries to be eligible to participate in the Plan, exclude Employees from being eligible to participate in the Plan pursuant to Section 3, change the Offering Periods, change the Purchase Price, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Committee action; and

(iii) allocating shares.

Annex 1 – Page 7

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20.	Notices.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator pursuant to such administrative procedures as may be implemented by the Administrator from time to time (or in writing to the extent no other applicable notice procedures are then in effect).

21.	Conditions Upon Issuance of Shares.

(a) Securities Law Requirements. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance if such approval is determined to be necessary or advisable by the Corporation.

22.	Term of Plan.

The Plan shall become effective October 1, 2012, subject to approval by the stockholders of the Corporation within twelve months after the Plan is adopted. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof. An Offering Period may commence under the Plan prior to the approval of the Plan by the stockholders of the Corporation, provided that all options granted in any such Offering Period shall be subject to the approval of the Plan by the stockholders of the Corporation and such options shall terminate (and payroll deductions previously credited shall be refunded) if such stockholder approval is not obtained.

23.	Governing Law.

This Plan shall be governed by the laws of the State of Delaware.

24.	No Enlargement of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary, or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

25.	Rules for Foreign Jurisdictions.

The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, consistent with the requirements under Section 423(b)(5) of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

The Committee may also adopt sub-plans applicable to particular Subsidiaries, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

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26.	Separate Offerings

To the extent that employees of the Corporation and one or more Subsidiaries are eligible to participate in any Offering Period, the offering of options to the eligible employees of the Corporation and each Subsidiary shall be treated as separate offerings under the Plan.

27.	Notice of Sale

Any person who has acquired shares under the Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the grant date of the option with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

Annex 1 – Page 9

5
91
ARTESIA
FWY
91
ORANGE FWY
RIVERSIDE
FWY
91
605
SAN ANA FWY
57
55
39
FWY
GARDEN
GROVE
22
COSTA MESA FWY
JAMBOREE
RD
BRISTOL ST
MAIN ST
5
405
MACARTHUR
BEACH BLVD
1
RD
John
Wayne
Airport
405
SAN DIEGO FWY
55
JAMBOREE
133
SAN JOAQUIN HILLS
TRANS CORR
CYN
LAGUNA
73
5
1
COAST HWY
MAPLE
HALLADAY
COLUMBINE AVE
MACARTHUR
PL
FIRST AMERICAN
SOUTH
MAIN ST
MACARTHUR PLACE
FIRST
AMERICAN
WAY
55
MACARTHUR BLVD
4 FIRST AMERICAN WAY

**From San Diego:** Take I-5 north, transition to I-405 north to 55 north. Exit MacArthur Blvd., turn left under freeway to MacArthur Place. Right to First American Way.

**From Los Angeles:** Take I-5 south, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to MacArthur Place. Right to First American Way.

**From Riverside:** Take 91 west, transition to 55 south. Exit MacArthur Blvd., turn right on MacArthur to MacArthur Place. Right to First American Way.

PLEASE VOTE TODAY!

SEE BELOW

FOR THREE EASY WAYS TO VOTE.

ANNUAL MEETING OF STOCKHOLDERS

July 26, 2012, 9:00 a.m. Pacific Time

This proxy is solicited by CoreLogic’s Board of Directors.

The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Anand K. Nallathambi and Stergios Theologides, and each of them, with power to act without the other and with power to each of substitution, and hereby authorize(s) them to attend the annual meeting of the stockholders of said corporation to be held July 26, 2012, at 9:00 a.m. Pacific Time at the executive offices of CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, and any adjournment or postponements thereof; and to vote all of the shares of common stock of CoreLogic, Inc. that the undersigned is/are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournment or postponements thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED “FOR” ALL THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

Continued and to be signed and dated on reverse side

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.eproxy.com/clgx	1-800-560-1965
Use the Internet to vote your proxy until 12:00 p.m. (CT) on July 25, 2012.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on July 25, 2012.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR All Nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of directors:

		FOR	AGAINST	ABSTAIN				FOR	AGAINST		ABSTAIN

	01 J. David Chatham	☐	☐	☐	03 John C. Dorman			☐	☐		☐

	02 Douglas C. Curling	☐	☐	☐	04 Paul F. Folino			☐	☐		☐

ò Please fold here – Do not separate ò

		FOR	AGAINST	ABSTAIN				FOR	AGAINST		ABSTAIN

	05 Anand K. Nallathambi	☐	☐	☐	08 D. Van Skilling			☐	☐		☐

	06 Thomas C. O’Brien	☐	☐	☐	09 David F. Walker			☐	☐		☐

	07 Jaynie Miller Studenmund	☐	☐	☐	10 Mary Lee Widener			☐	☐		☐

2.	To approve the CoreLogic, Inc. 2012 Employee Stock Purchase Plan.					☐	For	☐	Against	☐	Abstain

3.	To approve, on an advisory basis, the compensation of our named executive officers.					☐	For	☐	Against	☐	Abstain

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.					☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

Date , 2012

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.